EXHIBIT 2.2

                        AGREEMENT AND PLAN OF ACQUISITION

                                 By and Between

                           MONMOUTH COMMUNITY BANCORP

                                       and

                             ALLAIRE COMMUNITY BANK

                                   ----------

                                TABLE OF CONTENTS

                                                                                                         PAGE
                                                                                                         ----
ARTICLE I. THE COMBINATION..................................................................................2

   Section 1.01.  The Combination...........................................................................2
   Section 1.02.  Effective Time............................................................................4
   Section 1.03.  Exchange of Allaire Capital Stock.........................................................4
   Section 1.04.  Bancorp Capital Stock.....................................................................5
   Section 1.05.  Allaire Stock Options.....................................................................5
   Section 1.06.  Certificate of Incorporation and By-laws of Bancorp.......................................6
   Section 1.07.  Certificate of Incorporation and By-laws of Allaire.......................................6
   Section 1.08.  Tax Consequences..........................................................................6
   Section 1.09.  Stock Split...............................................................................6
   Section 1.10.  Board Composition and Structure; Officers.................................................7

ARTICLE II. EXCHANGE OF SHARES..............................................................................8

   Section 2.01.  Bancorp to Make Shares Available..........................................................8
   Section 2.02.  Exchange of Shares........................................................................8
   Section 2.03.  Dissenting Allaire Shares................................................................10
   Section 2.04.  Dissenting Bancorp Shares................................................................11

ARTICLE III. REPRESENTATIONS AND WARRANTIES OF ALLAIRE.....................................................11

   Section 3.01.  Corporate Organization...................................................................11
   Section 3.02.  Capitalization...........................................................................12
   Section 3.03.  Authority; No Violation..................................................................13
   Section 3.04.  Consents and Approvals...................................................................14
   Section 3.05.  Reports..................................................................................15
   Section 3.06.  Financial Statements.....................................................................16
   Section 3.07.  Broker's Fees; Financial Advisor's Fees..................................................16
   Section 3.08.  Absence of Certain Changes or Events.....................................................16
   Section 3.09.  Loan Portfolio...........................................................................17
   Section 3.10.  Legal Proceedings; Agreements with Regulatory Agencies...................................17
   Section 3.11.  Taxes and Tax Returns....................................................................18
   Section 3.12.  Employee Benefit Plans...................................................................19
   Section 3.13.  Title and Related Matters................................................................21
   Section 3.14.  Real Estate..............................................................................22
   Section 3.15.  Environmental Matters....................................................................22
   Section 3.16.  Commitments and Contracts................................................................24
   Section 3.17.  Regulatory, Accounting and Tax Matters...................................................25
   Section 3.18.  Registration Obligations.................................................................25
   Section 3.19.  Antitakeover Provisions..................................................................25
   Section 3.20.  Insurance................................................................................25
   Section 3.21.  Labor....................................................................................26
   Section 3.22.  Compliance with Applicable Laws..........................................................26

   Section 3.23.  Transactions with Management.............................................................28
   Section 3.24.  Interest Rate Risk Management Instruments................................................28
   Section 3.25.  Deposits.................................................................................28
   Section 3.26.  Accounting Controls; Disclosure Controls.................................................28
   Section 3.27.  Allaire Information......................................................................29
   Section 3.28.  Deposit Insurance........................................................................29
   Section 3.29.  Intellectual Property....................................................................29
   Section 3.30.  Untrue Statements and Omissions..........................................................29
   Section 3.31.  Reorganization...........................................................................30
   Section 3.32.  Fairness Opinion.........................................................................30

ARTICLE IV. REPRESENTATIONS AND WARRANTIES OF BANCORP......................................................30

   Section 4.01.  Corporate Organization...................................................................30
   Section 4.02.  Capitalization...........................................................................31
   Section 4.03.  Authority; No Violation..................................................................32
   Section 4.04.  Consents and Approvals...................................................................33
   Section 4.05.  Reports..................................................................................33
   Section 4.06.  Financial Statements.....................................................................34
   Section 4.07.  Broker's Fees; Financial Advisor's Fees..................................................35
   Section 4.08.  Absence of Certain Changes or Events.....................................................35
   Section 4.09.  Loan Portfolio...........................................................................36
   Section 4.10.  Legal Proceedings; Agreements with Regulatory Agencies...................................36
   Section 4.11.  Taxes and Tax Returns....................................................................37
   Section 4.12.  Employee Benefit Plans...................................................................38
   Section 4.13.  Title and Related Matters................................................................40
   Section 4.14.  Real Estate..............................................................................40
   Section 4.15.  Environmental Matters....................................................................41
   Section 4.16.  Commitments and Contracts................................................................42
   Section 4.17.  Regulatory, Accounting and Tax Matters...................................................43
   Section 4.18.  Registration Obligations.................................................................43
   Section 4.19.  Antitakeover Provisions..................................................................43
   Section 4.20.  Insurance................................................................................44
   Section 4.21.  Labor....................................................................................44
   Section 4.22.  Compliance with Applicable Laws..........................................................45
   Section 4.23.  Transactions with Management.............................................................46
   Section 4.24.  Interest Rate Risk Management Instruments................................................46
   Section 4.25.  Deposits.................................................................................46
   Section 4.26.  Accounting Controls; Disclosure Controls.................................................46
   Section 4.27.  Bancorp Information......................................................................47
   Section 4.28.  Deposit Insurance........................................................................47
   Section 4.29.  Intellectual Property....................................................................47
   Section 4.30.  Untrue Statements and Omissions..........................................................47
   Section 4.31.  Reorganization...........................................................................47
   Section 4.32.  Fairness Opinion.........................................................................48

ARTICLE V. COVENANTS AND AGREEMENTS........................................................................48

   Section 5.01.  Conduct of the Business Prior to the Effective Time......................................48
   Section 5.02.  Allaire Forbearances.....................................................................48
   Section 5.03.  Bancorp Forbearances.....................................................................49

ARTICLE VI. ADDITIONAL COVENANTS AND AGREEMENTS............................................................49

   Section 6.01.  Best Efforts; Cooperation................................................................49
   Section 6.02.  Regulatory Matters.......................................................................49
   Section 6.03.  Employment and Employee Benefits Matters.................................................50
   Section 6.04.  Indemnification..........................................................................51
   Section 6.05.  Registration Statement...................................................................52
   Section 6.06.  Section 16 Matters.......................................................................52
   Section 6.07.  Affiliate and Voting Agreements..........................................................52
   Section 6.08.  No Other Bids............................................................................52
   Section 6.09.  Transaction Expenses of Allaire..........................................................53
   Section 6.10.  Press Releases...........................................................................54
   Section 6.11.  Prior Notice and Approval Before Payment to be Made......................................54
   Section 6.12.  NASDAQ SmallCap Market Listing...........................................................55
   Section 6.13.  Current Information on Bancorp...........................................................55
   Section 6.14.  Current Information on Allaire...........................................................55
   Section 6.15.  Access to Information....................................................................56
   Section 6.16.  Access to Properties; Personnel and Records; Systems Integration.........................56
   Section 6.17.  Confidentiality of Information...........................................................58
   Section 6.18.  Notice of Deadlines......................................................................58
   Section 6.19.  Maintenance of Properties; Certain Remediation and Capital
                  Improvements.............................................................................58
   Section 6.20.  Compliance Matters.......................................................................58
   Section 6.21.  Approval of Stockholders and Shareholders................................................59
   Section 6.22.  Registration of Bancorp Common Stock related to Assumed Options..........................59
   Section 6.23.  Notification of Certain Matters..........................................................59

ARTICLE VII. CONDITIONS PRECEDENT..........................................................................60

   Section 7.01.  Conditions to Each Party's Obligation to Effect the Combination..........................60
   Section 7.02.  Conditions to Obligations of Bancorp.....................................................61
   Section 7.03.  Conditions to Obligations of Allaire.....................................................63

ARTICLE VIII. TERMINATION, WAIVER AND AMENDMENT............................................................64

   Section 8.01.  Termination..............................................................................64
   Section 8.02.  Effective of Termination; Termination Fee................................................66
   Section 8.03.  Amendments...............................................................................67
   Section 8.04.  Waivers..................................................................................67
   Section 8.05.  Non-Survival of Representations, Warranties and Covenants................................67

ARTICLE IX. MISCELLANEOUS..................................................................................67

   Section 9.01.  Closing..................................................................................67

   Section 9.02.  Standard.................................................................................68
   Section 9.03.  Entire Agreement.........................................................................68
   Section 9.04.  Notices..................................................................................68
   Section 9.05.  Severability.............................................................................69
   Section 9.06.  Costs and Expenses.......................................................................69
   Section 9.07.  Captions.................................................................................70
   Section 9.08.  Counterparts.............................................................................70
   Section 9.09.  Persons Bound; No Assignment; No Third-Party Beneficiaries...............................70
   Section 9.10.  Governing Law............................................................................70
   Section 9.11.  Recitals, Exhibits and Schedules.........................................................70
   Section 9.12.  Waiver...................................................................................70
   Section 9.13.  Construction of Terms....................................................................71

                             INDEX OF DEFINED TERMS

--------------------------------------------------------------------------------
              Definition                                   Section
              ----------                                   -------
--------------------------------------------------------------------------------
Acquisition Transaction                                    8.01(h)
--------------------------------------------------------------------------------
Affiliate                                                  3.25
--------------------------------------------------------------------------------
Agreement                                        introductory paragraph
--------------------------------------------------------------------------------
Allaire                                          introductory paragraph
--------------------------------------------------------------------------------
Allaire Certificate(s)                                     1.03(b)
--------------------------------------------------------------------------------
Allaire Common Stock                                       1.03(a)
--------------------------------------------------------------------------------
Allaire Contract                                           3.16(a)
--------------------------------------------------------------------------------
Allaire Employee Benefit Plan(s)                           3.12(a)
--------------------------------------------------------------------------------
Allaire Financial Statements                               3.06(a)
--------------------------------------------------------------------------------
Allaire Loan Property /Properties                          3.15(a)
--------------------------------------------------------------------------------
Allaire Participation Facility /Facilities                 3.15(a)
--------------------------------------------------------------------------------
Allaire Regulatory Agreement                               3.10(b)
--------------------------------------------------------------------------------
Allaire Regulatory Reports                                 3.05(b)
--------------------------------------------------------------------------------
Allaire Service Contracts                                  3.16(d)
--------------------------------------------------------------------------------
Allaire Stock Option/Stock Options                         1.05(a)
--------------------------------------------------------------------------------
Allaire Stock Option Plans                                 1.05(a)
--------------------------------------------------------------------------------
Allaire Subsidiary /Subsidiaries                           3.01(b)
--------------------------------------------------------------------------------
Assumed Stock Option(s)                                    1.05(a)
--------------------------------------------------------------------------------
Bancorp                                          introductory paragraph
--------------------------------------------------------------------------------
Bancorp Common Stock                                       1.03(a)
--------------------------------------------------------------------------------
Bancorp Contract                                           4.16(a)
--------------------------------------------------------------------------------
Bancorp Employee Benefit Plan(s)                           4.12(a)
--------------------------------------------------------------------------------
Bancorp Financial Statements                               4.6(a)
--------------------------------------------------------------------------------
Bancorp Loan Property /Properties                          4.15(a)
--------------------------------------------------------------------------------
Bancorp Participation Facility /Facilities                 4.15(a)
--------------------------------------------------------------------------------
Bancorp Regulatory Agreement                               4.10(b)
--------------------------------------------------------------------------------
Bancorp Regulatory Reports                                 4.05(b)
--------------------------------------------------------------------------------
Bancorp Service Contacts                                   4.16(d)
--------------------------------------------------------------------------------
Bancorp Stock Option/Stock Options                         4.02(a)
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
              Definition                                   Section
              ----------                                   -------
--------------------------------------------------------------------------------
Bancorp Stock Option Plan(s)                               4.02(a)
--------------------------------------------------------------------------------
Bancorp Subsidiary /Subsidiaries                           4.01(c)
--------------------------------------------------------------------------------
Bank Merger                                     fourth recital paragraph
--------------------------------------------------------------------------------
Bank Secrecy Act                                           3.22(d)
--------------------------------------------------------------------------------
Banking Act                                                2.03(a)
--------------------------------------------------------------------------------
COBRA                                                      3.12(e)
--------------------------------------------------------------------------------
Closing                                                    9.01
--------------------------------------------------------------------------------
Closing Date                                               9.01
--------------------------------------------------------------------------------
Code                                                       3.11(c)
--------------------------------------------------------------------------------
Combination                                      first recital paragraph
--------------------------------------------------------------------------------
Combination Consideration                                  1.01(e)
--------------------------------------------------------------------------------
Community Reinvestment Act                                 3.17
--------------------------------------------------------------------------------
Condition                                                  3.08(a)
--------------------------------------------------------------------------------
Consent                                                    1.02
--------------------------------------------------------------------------------
Dissenting Allaire Shares                                  2.03(a)
--------------------------------------------------------------------------------
Dissenting Bancorp Shares                                  2.04(a)
--------------------------------------------------------------------------------
Effective Time                                             1.02
--------------------------------------------------------------------------------
Environmental Law                                          3.15(b)
--------------------------------------------------------------------------------
Exchange Act                                               3.26(b)
--------------------------------------------------------------------------------
Exchange Agent                                             2.01
--------------------------------------------------------------------------------
Exchange Fund                                              2.01
--------------------------------------------------------------------------------
Exchange Ratio                                             1.03(a)
--------------------------------------------------------------------------------
ERISA                                                      3.12(a)
--------------------------------------------------------------------------------
FDIC                                                       1.02
--------------------------------------------------------------------------------
FRB                                                        1.02
--------------------------------------------------------------------------------
Form S-4                                                   3.04
--------------------------------------------------------------------------------
GAAP                                                       3.06(b)
--------------------------------------------------------------------------------
Governmental Entity/Entities                               3.01(a)
--------------------------------------------------------------------------------
HIPAA                                                      3.12(e)
--------------------------------------------------------------------------------
Hazardous Material(s)                                      3.15(b)
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
              Definition                                   Section
              ----------                                   -------
--------------------------------------------------------------------------------
Indemnified Party                                          6.04(a)
--------------------------------------------------------------------------------
Injunction                                                 7.01(f)
--------------------------------------------------------------------------------
Joint Proxy Statement                                      3.04
--------------------------------------------------------------------------------
Lien/Liens                                                 3.02(b)
--------------------------------------------------------------------------------
Material Adverse Effect                                    3.01(a)
--------------------------------------------------------------------------------
Maximum Amount                                             6.04(b)
--------------------------------------------------------------------------------
MCBNA                                           second recital paragraph
--------------------------------------------------------------------------------
NASD                                                       1.02
--------------------------------------------------------------------------------
NJBCA                                                      2.04
--------------------------------------------------------------------------------
OCC                                                        1.02
--------------------------------------------------------------------------------
PBGC                                                       3.12(a)
--------------------------------------------------------------------------------
Party /Parties                                   introductory paragraph
--------------------------------------------------------------------------------
Person                                                     3.11(a)
--------------------------------------------------------------------------------
Regulatory Authority /Authorities                          1.02
--------------------------------------------------------------------------------
Representative                                             6.08(a)
--------------------------------------------------------------------------------
Requisite Regulatory Approvals                             1.02
--------------------------------------------------------------------------------
SEC                                                        1.02
--------------------------------------------------------------------------------
SRO                                                        3.04
--------------------------------------------------------------------------------
Section 16                                                 6.06
--------------------------------------------------------------------------------
Securities Act                                             1.05(b)
--------------------------------------------------------------------------------
Stock Split                                                1.09
--------------------------------------------------------------------------------
Subsidiary/Subsidiaries                                    3.01(a)
--------------------------------------------------------------------------------
Tax/Taxes                                                  1.01(e)
--------------------------------------------------------------------------------
Takeover Proposal                                          6.08(a)
--------------------------------------------------------------------------------
Termination Fee                                            8.02
--------------------------------------------------------------------------------
USA PATRIOT Act                                            3.22(d)
--------------------------------------------------------------------------------

                               INDEX OF SCHEDULES

----------------------------------------------------------------------------------------------------------------------------
The Combination                                                Representations and Warranties of Bancorp
---------------                                                -----------------------------------------
----------------------------------------------------------------------------------------------------------------------------
Schedule  1.10(a)      Bancorp Board Composition               Schedule  4.02(a)      Stock Options
----------------------------------------------------------------------------------------------------------------------------
Schedule  1.10(b)      Allaire and MCBNA Boards                Schedule  4.02(b)      Subsidiaries
----------------------------------------------------------------------------------------------------------------------------
Schedule  1.10(c)      Executive Officers                      Schedule  4.08         Absence of Changes or Events
----------------------------------------------------------------------------------------------------------------------------
Representations and Warranties of Allaire                      Schedule  4.09         Loan Portfolio
-----------------------------------------
----------------------------------------------------------------------------------------------------------------------------
Schedule  3.02(a)      Stock Options                           Schedule  4.10         Legal Proceedings
----------------------------------------------------------------------------------------------------------------------------
Schedule  3.02(b)      Subsidiaries                            Schedule 4.11          Tax Information
----------------------------------------------------------------------------------------------------------------------------
Schedule  3.08         Absence of Changes or Events            Schedule  4.12(a)      Employee Benefit Plans
----------------------------------------------------------------------------------------------------------------------------
Schedule  3.09         Loan Portfolio                          Schedule  4.12(b)      Defined Benefit Plans
----------------------------------------------------------------------------------------------------------------------------
Schedule  3.10         Legal Proceedings                       Schedule  4.12(g)      Payments or Obligations
----------------------------------------------------------------------------------------------------------------------------
Schedule  3.11         Tax Information                         Schedule  4.12(l)      Grantor or "Rabbi" Trusts
----------------------------------------------------------------------------------------------------------------------------
Schedule  3.12(a)      Employee Benefit Plans                  Schedule  4.12(m)      Retirement Benefits
----------------------------------------------------------------------------------------------------------------------------
Schedule  3.12(b)      Defined Benefit Plans                   Schedule  4.13(c)      Buildings and Structures
----------------------------------------------------------------------------------------------------------------------------
Schedule  3.12(h)      Payments or Obligations                 Schedule  4.14(a)      Real Estate
----------------------------------------------------------------------------------------------------------------------------
Schedule  3.12(m)      Grantor or "Rabbi" Trusts               Schedule  4.14(b)      Leases
----------------------------------------------------------------------------------------------------------------------------
Schedule  3.12(n)      Retirement Benefits                     Schedule  4.16(a)      Material Contracts
----------------------------------------------------------------------------------------------------------------------------
Schedule  3.13(c)      Buildings and Structures                Schedule  4.16(c)      Certain Other Contracts
----------------------------------------------------------------------------------------------------------------------------
Schedule  3.14(a)      Real Estate                             Schedule  4.16(d)      Effect on Contracts and Consents
----------------------------------------------------------------------------------------------------------------------------
Schedule  3.14(b)      Leases                                  Schedule  4.18         Registration Obligations
----------------------------------------------------------------------------------------------------------------------------
Schedule  3.16(a)      Material Contracts                      Schedule  4.20         Insurance
----------------------------------------------------------------------------------------------------------------------------
Schedule  3.16(c)      Certain Other Contracts                 Schedule  4.21(b)      Benefit or Compensation Plans
----------------------------------------------------------------------------------------------------------------------------
Schedule  3.16(d)      Effect on Contracts and Consents        Schedule  4.21(d)      Labor Relations
----------------------------------------------------------------------------------------------------------------------------
Schedule  3.18         Registration Obligations                Schedule  4.22         Compliance with Applicable Laws
----------------------------------------------------------------------------------------------------------------------------
Schedule  3.20         Insurance                               Schedule  4.23         Transactions with Management
----------------------------------------------------------------------------------------------------------------------------
Schedule  3.21(b)      Benefit or Compensation Plans           Schedule  4.25         Deposits
----------------------------------------------------------------------------------------------------------------------------
Schedule  3.21(d)      Labor Relations                         Additional Covenants and Agreements
                                                               -----------------------------------
----------------------------------------------------------------------------------------------------------------------------
Schedule  3.22         Compliance with Applicable Laws         Schedule  6.18(a)      Notice of Deadlines (Allaire)
----------------------------------------------------------------------------------------------------------------------------
Schedule  3.23         Transactions with Management            Schedule  6.18(b)      Notice of Deadlines (Bancorp)
----------------------------------------------------------------------------------------------------------------------------
Schedule  3.25         Deposits
----------------------------------------------------------------------------------------------------------------------------

                                INDEX OF EXHIBITS

--------------------------------------------------------------------------------
Exhibit Number A            Voting Agreements
--------------------------------------------------------------------------------
Exhibit Number B            Affiliate Agreements
--------------------------------------------------------------------------------
Exhibit Number C            Opinion of Giordano, Halleran & Ciesla, P.C.
--------------------------------------------------------------------------------
Exhibit Number D            Opinion of Frieri Conroy & Lombardo, LLC
--------------------------------------------------------------------------------

                        AGREEMENT AND PLAN OF ACQUISITION

                                 By and Between

                           MONMOUTH COMMUNITY BANCORP

                                       and

                             ALLAIRE COMMUNITY BANK

                                   ----------

      This AGREEMENT AND PLAN OF ACQUISITION, dated as of the 30th day of June, 2004 (this "Agreement"), is by and between Monmouth Community Bancorp, a bank holding company incorporated and organized under the laws of the State of New Jersey ("Bancorp"), and Allaire Community Bank, a commercial bank organized under the laws of the State of New Jersey ("Allaire"). Bancorp and Allaire are sometimes collectively referred to herein as the "Parties," and individually referred to herein as a "Party."

                              W I T N E S S E T H:

      WHEREAS, the Boards of Directors of Bancorp and Allaire have determined that it is in the best interests of their respective entities and shareholders and stockholders, as the case may be, to combine "as equals" by consummating the strategic business combination transaction provided for in this Agreement (the "Combination"), in which Bancorp will, on the terms and subject to the conditions set forth in this Agreement, acquire all of the outstanding capital stock of Allaire;

      WHEREAS, the Parties desire and intend that Bancorp will change its name to "Central Jersey Bancorp" contemporaneous with the consummation of the Combination, and that Monmouth Community Bank, National Association, a national association organized under the laws of the United States of America and wholly-owned subsidiary of Bancorp ("MCBNA"), similarly will change its name to "Central Jersey Bank, National Association" shortly after the consummation of the Combination;

      WHEREAS, MCBNA shall make the requisite filing(s) to change its name to "Central Jersey Bank, National Association," as soon as practicable after the date of this Agreement;

      WHEREAS, subsequent to the consummation of the Combination, Allaire will merge with and into "Central Jersey Bank, National Association," subject to applicable regulatory approval (the "Bank Merger");

      WHEREAS, for federal income tax purposes, it is intended that the Combination shall qualify as a "reorganization" under the provisions of Section 368(a) of the Code (as defined herein), and this Agreement is intended to be and is adopted as a "plan of reorganization" for purposes of Sections 354 and 361 of the Code;

      WHEREAS, the Parties desire to make certain representations, warranties and agreements in connection with the Combination and also to prescribe certain conditions to the Combination; and

      WHEREAS, as an inducement and condition to each Party entering into this Agreement, each Party shall use its best efforts to cause each of its directors and executive officers to enter into Voting Agreements with Allaire and Bancorp attached hereto as Exhibit A, pursuant to which such directors and executive officers will agree to vote their Allaire Common Stock and Bancorp Common Stock (as such terms are defined herein), as the case may be, in favor of approval of this Agreement, the Combination and the other transactions contemplated hereby (it being the intention of each Party to have a signed Voting Agreement from each director and executive officer of Bancorp and Allaire at the time this Agreement is entered into by the Parties).

      NOW, THEREFORE, in consideration of the premises and the mutual covenants, representations, warranties and agreements contained in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the Parties agree as follows:

                                   ARTICLE I.

                                 THE COMBINATION

            Section 1.01. The Combination.

      (a) Parties to the Combination - Subject to the terms and conditions of this Agreement, at the Effective Time (as defined below), Bancorp shall acquire all of the outstanding capital stock of Allaire, a commercial bank organized under the laws of the State of New Jersey. The principal offices of Bancorp, the acquiring corporation, are located at 627 Second Avenue, Long Branch, New Jersey 07740. The principal offices of Allaire, the participating bank, are located at 2200 Highway 35, Sea Girt, New Jersey 08750.

      (b) Board of Directors of Bancorp - The name and address of each of the current members of Bancorp's Board of Directors are set forth below:

           James G. Aaron, Esq.                    John F. McCann
           10 Muncy Drive                          135 Bingham Avenue
           West Long Branch, NJ 07764              Rumson, NJ 07760

           Mark R. Aikins, Esq.                    Harold M. Miller, Jr.
           14 North Ward Avenue                    126 Rick Road
           Rumson, NJ 07760                        Milford, NJ 08848

           Nicholas A. Alexander, C.P.A.           Carmen M. Penta, C.P.A.
           79 West River Road                      8 DeCamp Court
           Rumson, NJ 07760                        West Long Branch, NJ 07764

           John A. Brockriede                      Mark G. Solow
           2 Van Court Avenue                      15 Page Drive
           Long Branch, NJ 07740                   Red Bank, NJ 07701

           Richard O. Lindsey                      James S. Vaccaro
           315 Hutchinson Avenue                   613 N. Edgemere Drive
           Barrington, NJ 08007                    West Allenhurst, NJ 07711

      (c) Board of Directors of Allaire - The name and address of each of the current members of Allaire's Board of Directors are set forth below:

           Thomas S. Birckhead, Jr.                M. Claire French
           309 Main Street                         3420 Belmar Boulevard
           Manasquan, NJ 08736                     Neptune, NJ 07753

           George S. Callas                        Rev. William H. Jewett
           632 Valley Road                         807 Schoolhouse Road
           Brielle, NJ 08730                       Brielle, NJ 08730

           Carl F. Chirico                         Paul A. Larson, Jr.
           632 Bayview Drive                       3221 Allaire Road
           Toms River, NJ 08753                    Wall, NJ 07719

           Benjamin H. Danskin                     Robert S. Vuono
           114 Magnolia Avenue                     2162 Hidden Brook Drive
           Sea Girt, NJ 08750                      Wall, NJ 07719

           James P. Dugan
           35 Fox Hedge Road
           Saddle River, NJ 07458

      (d) Monmouth Community Bank, N.A. - Monmouth Community Bank, National Association, is currently the only banking subsidiary of Bancorp. Bancorp owns one hundred percent (100%) of the outstanding capital stock of MCBNA. There is currently 100 shares of common stock, par value $5.00 per share, of MCBNA outstanding.

      (e) Change in Structure of Combination - The Parties may at any time change the method of effecting the Combination, if and to the extent requested by either Party and consented to by the other Party (such consent not to be unreasonably withheld); provided, however, that no such change shall (i) alter or change the amount or kind of consideration to be issued to holders of the capital stock of Allaire as provided for in this Agreement (the "Combination Consideration"), (ii) adversely affect the treatment of Allaire's stockholders as a result of receiving the Combination Consideration or the treatment of either Party pursuant to this Agreement relative to any Tax or Taxes (which term shall mean, as used herein, (A) all federal, state and local income taxes, excise taxes and taxes with respect to gross receipts, gross income, ad valorem, profits, gains, property, capital, sales, transfer, use, payroll, employment, severance, withholding, duties, intangibles, franchise, backup withholding, and other taxes, charges, levies or like assessments together with all penalties and additions to tax and interest thereon and (B) any liability for Taxes described in clause (A), or (iii) materially impede or delay the consummation of the transactions contemplated by this Agreement.

            Section 1.02. Effective Time.

      The effective time of the Combination shall occur (a) on the fifth (5th ) business day following the latest to occur of (i) the effective date (including expiration of any applicable waiting period) of the last required consent, approval or authorization, waiver, clearance, exemption or similar affirmation (each a "Consent" and collectively, the "Consents") of any applicable regulatory authority having authority over the transactions contemplated under this Agreement, including, without limitation, the Federal Trade Commission, the United States Department of Justice, the Board of Governors of the Federal Reserve System ("FRB"), the Federal Deposit Insurance Corporation ("FDIC"), the Office of the Comptroller of the Currency ("OCC"), the New Jersey Department of Banking and Insurance, the National Association of Securities Dealers, Inc. ("NASD"), and the Securities and Exchange Commission ("SEC") (collectively, the "Regulatory Authorities" and each a "Regulatory Authority") (such Consents and the expiration of all such waiting periods being referred to as the "Requisite Regulatory Approvals"), (ii) the date on which the stockholders of Allaire and the shareholders of Bancorp shall approve the transactions contemplated by this Agreement, and (iii) the obtainment of the last Consent of any Person (as hereinafter defined) pursuant to any lease, contract or other arrangement or waiver of such Consent by the Parties hereto, or (b) such other day and at such other time as the Parties may agree (the "Effective Time").

            Section 1.03. Exchange of Allaire Capital Stock.

      At the Effective Time, by virtue of the Combination and without any further action on the part of Bancorp, Allaire or the holders of any shares of the securities described below:

      (a) Each holder of a share of the common stock, par value $3.33333 per share, of Allaire issued and outstanding immediately prior to the Effective Time ("Allaire Common

Stock") shall cease to have any rights as a stockholder of Allaire. Except for Dissenting Allaire Shares (as hereinafter defined) and shares of Allaire Common Stock held in treasury by Allaire, each share of Allaire Common Stock shall be exchanged (the "Exchange Ratio") for the right to receive one (1) share of the common stock, par value $0.01 per share, of Bancorp ("Bancorp Common Stock"). The Exchange Ratio will be one-for-one, and, therefore, no fractional shares will result upon the consummation of the Combination. In order to effectuate a one-for-one Exchange Ratio, Bancorp shall implement the Stock Split described in
Section 1.09.

      (b) All of the shares of Allaire Common Stock exchanged for the right to receive Bancorp Common Stock pursuant to this Article I shall no longer be outstanding and shall automatically be cancelled and shall cease to exist as of the Effective Time, and each certificate previously representing any such shares of Allaire Common Stock (each an "Allaire Certificate" and collectively, the "Allaire Certificates") shall thereafter represent only the right to receive (i) a certificate representing the number of whole shares of Bancorp Common Stock that a holder of Allaire Common Stock is entitled to receive for such shares of Allaire Common Stock as a result of the Combination and (ii) cash in lieu of fractional shares into which the shares of Allaire Common Stock represented by such certificate have been converted pursuant to this 1.03 and Section 2.02(e). Allaire Certificates previously representing shares of Allaire Common Stock shall be exchanged for certificates representing whole shares of Bancorp Common Stock and cash in lieu of fractional shares of Bancorp Common Stock issued in consideration therefor upon the surrender of such Allaire Certificates in accordance with Section 2.02, without any interest thereon.

      (c) Notwithstanding anything in this Agreement to the contrary, at the Effective Time, all shares of Allaire Common Stock that are held in treasury or owned by Allaire shall be cancelled and shall cease to exist, and no stock of Bancorp or other consideration shall be delivered in exchange therefor.

            Section 1.04. Bancorp Capital Stock.

      At and after the Effective Time, each share of Bancorp Common Stock issued and outstanding immediately prior to the Effective Time shall remain issued and outstanding and shall not be affected by the Combination. It is hereby understood by the Parties that the Stock Split shall have been effected prior to the Effective Time.

            Section 1.05. Allaire Stock Options.

      (a) Effective as of the Effective Time, each outstanding option to purchase shares of Allaire Common Stock (each an "Allaire Stock Option" and collectively, the "Allaire Stock Options") granted by Allaire under the Allaire Stock Option Plans set forth in Schedule 3.02(a) (the "Allaire Stock Option Plans"), each of which is listed and described on Schedule 3.02(a), shall be assumed by Bancorp and shall be converted into an option to purchase a number of shares of Bancorp Common Stock (rounded to the nearest whole share) (collectively, the "Assumed Stock Options" and individually an "Assumed Stock Option") equal to (i) the number of shares of Allaire Common Stock subject to such Allaire Stock Option immediately prior to the Effective Time multiplied by
(ii) the Exchange Ratio, and the per share exercise price for Bancorp Common Stock issuable upon the exercise of such Assumed Stock Option shall be equal to (A) the exercise price per share of Allaire Common Stock at which such Allaire Stock Option was exercisable immediately prior to the Effective Time divided by (B) the Exchange Ratio (rounded to the nearest whole cent); provided, however, that in the case of any Allaire Stock Option to which Section 421 of the Code applies by reason of its qualification under Section 422 of the Code, the conversion formula shall be adjusted, if necessary, to comply with Section 424(a) of the Code. Except as otherwise provided herein, the Assumed Stock Options shall be subject to the same terms and conditions (including expiration date, vesting and exercise provisions) as were applicable to the corresponding Allaire Stock Options immediately prior to the Effective Time (but taking into account any changes thereto, including the acceleration thereof, provided for in the Allaire Stock Option Plans or in any award agreement thereunder by reason of this Agreement or the transactions contemplated hereby); provided, however, that thereafter references to Allaire shall be deemed to be references to Bancorp.

      (b) Bancorp has taken all corporate actions necessary to reserve for issuance a sufficient number of shares of Bancorp Common Stock upon the exercise of the Assumed Stock Options. On or as soon as practicable following the Closing Date, Bancorp shall file a registration statement on an appropriate form or a post-effective amendment to a previously filed registration statement under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the issuance of (or settlement in cash in respect of) the shares of Bancorp Common Stock subject to the Assumed Stock Options, and shall use its reasonable efforts to maintain the effectiveness of such registration statement (and maintain the current status of the prospectus contained therein) for so long as such Assumed Stock Options remain outstanding.

            Section 1.06. Certificate of Incorporation and By-laws of Bancorp.

      At the Effective Time, the Certificate of Incorporation and By-laws of Bancorp, amended for the purpose of changing the name of Bancorp to "Central Jersey Bancorp," shall be the Certificate of Incorporation and By-laws of Bancorp until thereafter amended in accordance with applicable law.

            Section 1.07. Certificate of Incorporation and By-laws of Allaire.

      At the Effective Time, the Certificate of Incorporation and By-laws of Allaire shall be amended, if necessary, to give effect to the terms and conditions of this Agreement and the Combination contemplated hereby.

            Section 1.08. Tax Consequences.

      It is intended that the Combination shall constitute a "reorganization" within the meaning of Section 368(a) of the Code, and that this Agreement shall constitute a "plan of reorganization" for purposes of Sections 354 and 361 of the Code.

            Section 1.09. Stock Split.

      As soon as is practicable after the execution of this Agreement by the Parties, Bancorp shall effect a 6 for 5 stock split (the "Stock Split"). It is estimated that there shall be approximately 1,860,876 shares of Bancorp Common Stock outstanding immediately after the Stock Split is placed into effect.

            Section 1.10. Board Composition and Structure; Officers.

      As of the Effective Time:

      (a) The Board of Directors of Bancorp shall be comprised of the twelve
(12) directors listed on Schedule 1.10(a).

      (b) The Board of Directors of each of Allaire and MCBNA shall be comprised of the nineteen (19) directors listed on Schedule 1.10(b); provided, however, that it is the intention of the Parties for the size of the Board of Directors of "Central Jersey Bank, National Association" will be reduced to eighteen directors by December 31, 2005 and, assuming no change in the composition of such Board of Directors prior to such reduction, the Board of Directors of "Central Jersey Bank, National Association" immediately after such reduction will have an equal number of representatives from the pre-Combination Allaire and the pre-Combination Bancorp.

      (c) The executive officers of Bancorp, Allaire and MCBNA shall be those persons listed on Schedule 1.10(c).

      (d) Each committee of Bancorp, Allaire and MCBNA shall have an equal number of representatives from Allaire and Bancorp at least through December 31, 2005.

      Through December 31, 2005, the chairperson of the Personnel Committee, Compensation Committee, Advertisement Committee, Investment Committee, Nominating Committee and ALCO Committee of any of Bancorp, Allaire or MCBNA will be a representative of Allaire and the chairperson of the Executive Committee, Expansion Committee, Ethics Committee, Loan Committee and Audit Committee of any of Bancorp, Allaire and MCBNA will be a representative of Bancorp.

      (e) The Executive Committee of Bancorp shall have an equal number of representatives from Allaire and Bancorp at least through December 31, 2005. The members of the Executive Committee of Bancorp shall serve as the members of the Boards of Directors of MCB Investment Company and Allaire Investment Corporation, Inc.. The officers of MCBNA and Allaire initially shall serve as the officers of MCB Investment Company and Allaire Investment Corporation, Inc.

      (f) (i) the Chairman of the Board of Bancorp, Allaire and MCBNA, (ii) the Vice-Chairman of the Board of Bancorp, Allaire and MCBNA, and (iii) the President and Chief Executive Officer of Bancorp, Allaire and MCBNA, each of whom is listed on Schedule 1.10(a)(iii), will serve in such capacity for at least two (2) years following the Closing Date; provided, however, that such person can continue to serve in such capacity and, with respect to the Chairman of the Board of Bancorp and Vice-Chairman of the Board of Bancorp, such persons are nominated and then elected by the shareholders of Bancorp to serve on the Board of Directors of Bancorp for such period. It is hereby understood and agreed to by the Parties that the Parties will take all reasonable and appropriate action to ensure that each of the Chairman of the Board of Bancorp, the Vice-Chairman of the Board of Bancorp and the President and Chief Executive Officer of Bancorp set forth on Schedule 1.10(a)(iii) serves in such capacity for at least two (2) years following the Closing Date.

      After the Effective Time, each director and executive officer of Bancorp, Allaire and MCBNA shall hold office in accordance with the respective By-laws of Bancorp, Allaire and MCBNA, as such By-laws may be amended from time to time.

                                   ARTICLE II.

                               EXCHANGE OF SHARES

            Section 2.01. Bancorp to Make Shares Available.

      At or prior to the Effective Time, Bancorp shall deposit, or shall cause to be deposited, with a bank or trust company reasonably acceptable to each of Allaire and Bancorp (the "Exchange Agent"), for the benefit of the holders of Allaire Certificates, certificates representing the shares of Bancorp Common Stock, and cash in lieu of any fractional shares (such cash and certificates for shares of Bancorp Common Stock, together with any dividends or distributions with respect thereto, being referred to as the "Exchange Fund"), to be issued pursuant to Section 1.03 and paid pursuant to Section 2.02 in exchange for outstanding shares of Allaire Common Stock, except for Dissenting Allaire Shares.

            Section 2.02. Exchange of Shares.

      (a) As soon as practicable after the Effective Time, the Exchange Agent shall mail to each holder of record of one or more Allaire Certificates a letter of transmittal in customary form as reasonably agreed to by the Parties (which shall specify, among other things, that delivery shall be effected, and risk of loss and title to the Allaire Certificates shall pass, only upon delivery of the Allaire Certificates to the Exchange Agent) and instructions for surrendering the Allaire Certificates in exchange for certificates representing the shares of Bancorp Common Stock and any cash in lieu of fractional shares into which the shares of Allaire Common Stock represented by such Allaire Certificate or Allaire Certificates shall have been exchanged pursuant to this Agreement. Upon proper surrender of a Allaire Certificate or Allaire Certificates to the Exchange Agent for exchange and cancellation, together with such properly completed letter of transmittal, duly executed, the holder of such Allaire Certificate or Allaire Certificates shall be entitled to receive in exchange therefor, as applicable, (i) a certificate representing the number of whole shares of Bancorp Common Stock to which such holder of Allaire Common Stock shall have become entitled pursuant to the provisions of Article I, (ii) a check representing the amount of any cash in lieu of fractional shares which such holder has the right to receive in respect of the Allaire Certificate or Allaire Certificates surrendered pursuant to the provisions of this Article II, and
(iii) a check representing the amount of any dividends or distributions then payable pursuant to Sections 2.02(b)(i), and the Allaire Certificate or Allaire Certificates so surrendered shall forthwith be cancelled. No interest will be paid or accrued on any cash in lieu of fractional shares or on any unpaid dividends and distributions payable to holders of Allaire Certificates.

      (b) No dividends or other distributions declared with respect to Bancorp Common Stock shall be paid to the holder of any unsurrendered Allaire Certificate until the holder thereof shall surrender such Allaire Certificate in accordance with this Article II. After the surrender of a Allaire Certificate in accordance with this Article II, the record holder thereof shall be entitled to receive (i) the amount of dividends or other distributions payable on Bancorp Common Stock with a record date after the Effective Time theretofore paid, without any interest thereon, with respect to the whole shares of Bancorp Common Stock represented by such Allaire Certificate, and (ii) at the appropriate payment date, the amount of dividends or other distributions payable on Bancorp Common Stock with a record date after the Effective Time but prior to surrender and a payment date subsequent to surrender, with respect to shares of Bancorp Common Stock exchanged for the shares of Allaire Common Stock represented by such Allaire Certificate.

      (c) If any certificate representing shares of Bancorp Common Stock is to be issued in a name other than that in which the Allaire Certificate or Allaire Certificates surrendered in exchange therefor is or are registered, it shall be a condition to the issuance thereof that the Allaire Certificate or Allaire Certificates so surrendered shall be properly endorsed (or accompanied by an appropriate instrument of transfer) for transfer, and that the person requesting such exchange shall pay to the Exchange Agent in advance of any transfer any Taxes required by reason of the issuance of a certificate representing shares of Bancorp Common Stock in any name other than that of the registered holder of the Allaire Certificate or Allaire Certificates surrendered, or required for any other reason, or shall establish to the satisfaction of the Exchange Agent that such Tax has been paid or is not payable.

      (d) After the Effective Time, the stock transfer books of Allaire shall be closed as to holders of Allaire Common Stock immediately prior to the Effective Time and no transfer of Allaire Common Stock by any such holder shall thereafter be made or recognized other than to settle transfers of Allaire Common Stock that occurred prior to the Effective Time and to effect the transfer of all outstanding shares of Allaire Common Stock, except for Dissenting Allaire Shares, to Bancorp. If, after the Effective Time, Allaire Certificates are properly presented for transfer to the Exchange Agent, the shares of Allaire Common Stock represented by such certificates (other than Allaire Dissenting Shares) shall be cancelled and exchanged for the certificates representing shares of Bancorp Common Stock as provided in this Article II.

      (e) Notwithstanding anything to the contrary contained in this Agreement, no certificates or scrip representing fractional shares of Bancorp Common Stock shall be issued upon the surrender of Allaire Certificates for exchange, no dividend or distribution with respect to Bancorp Common Stock shall be payable on or with respect to any fractional share, and such fractional share interests shall not entitle the owner thereof to vote or to any other rights of a shareholder of Bancorp. In lieu of the issuance of any such fractional share, each holder of Allaire Common Stock exchanged pursuant to the Combination who would otherwise have been entitled to receive a fraction of a share of Bancorp Common Stock (after taking into account all Allaire Certificates delivered by such holder), shall receive in lieu thereof and amount in cash (rounded to the nearest cent, without interest) equal to such fractional part (rounded to the nearest thousandth) of such Bancorp share, multiplied by the market value of one share of Bancorp Common Stock determined at the Effective Time. The market value of a share of Bancorp Common Stock at the Effective Time shall be the average of the last sale price for the five (5) trading days prior to the Effective Time of such Bancorp Common Stock, as reported by the NASDAQ SmallCap Market, ending on the last business day preceding the Effective Time.

      (f) Any portion of the Exchange Fund that remains unclaimed by the stockholders of Allaire as of the first anniversary of the Effective Time shall be delivered to Bancorp. Any former stockholders of Allaire who have not theretofore complied with this
Article II shall thereafter look only to Bancorp for delivery of the shares of Bancorp Common Stock, payment of the cash in lieu of any fractional shares and any unpaid dividends and distributions on the Bancorp Common Stock deliverable in respect of each share of Allaire Common Stock that such stockholder formerly held as determined pursuant to this Agreement, in each case, without interest thereon. Notwithstanding the foregoing, none of Bancorp, Allaire, the Exchange Agent or any other Person shall be liable to any former holder of shares of Allaire Common Stock for any amount delivered in good faith to a public official pursuant to applicable abandoned property, escheat or similar laws.

      (g) In the event that any Allaire Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Allaire Certificate to be lost, stolen or destroyed and, if reasonably required by Bancorp, the posting by such Person of a bond in such amount as Bancorp may determine is reasonably necessary as indemnity against any claim that may be made against it with respect to such Allaire Certificate, the Exchange Agent will issue in exchange for such lost, stolen or destroyed Allaire Certificate the shares of Bancorp Common Stock and any cash in lieu of fractional shares deliverable in respect thereof pursuant to this Agreement.

            Section 2.03. Dissenting Allaire Shares.

      (a) Any holders of Allaire Common Stock who dissent from the Combination shall be entitled to payment for their shares ("Dissenting Allaire Shares") only to the extent permitted by and in accordance with the provisions of The New Jersey Banking Act of 1948, as amended (the "Banking Act"); provided, however, that if, in accordance with the Banking Act, any Dissenting Allaire Shares shall forfeit such right to payment for the Dissenting Allaire Shares, such shares shall thereupon be deemed to have become exchangeable for, as of the Effective Time, the right to receive the Combination Consideration without interest from Bancorp for such shares. Holders of Dissenting Allaire Shares shall not, after the Effective Time, be entitled to vote for any purpose or receive any dividends or other distributions and shall be entitled only to such rights as are afforded in respect of Dissenting Allaire Shares pursuant to the Banking Act.

      (b) Allaire shall give Bancorp prompt notice of any written objections to the Combination and any written demands for the payment of the fair value of any shares of Allaire Common Stock under the Banking Act, withdrawals of such demands, and any other instruments served pursuant to the Banking Act and received by Allaire. Allaire shall not voluntarily make any payment with respect to any demands for payment for Dissenting Allaire Shares and shall not, except with prior written consent of Bancorp, settle or offer to settle any such demands. Notwithstanding the foregoing, Allaire shall make all payments to its stockholders with regard to the exercise of dissenter's rights.

            Section 2.04. Dissenting Bancorp Shares.

      (a) Any holders of Bancorp Common Stock who dissent from the Combination shall be entitled to payment for such shares ("Dissenting Bancorp Shares") only to the extent permitted by and in accordance with the provisions of the New Jersey Business Corporation Act ("NJBCA"); provided, however, that if, in accordance with the NJBCA, any holder of Dissenting Bancorp Shares shall forfeit such right to payment of the fair value of such shares, such shares shall continue to remain outstanding after the Effective Time. Holders of Dissenting Bancorp Shares shall not, after the Effective Time, be entitled to vote for any purpose or receive any dividends or other distributions and shall be entitled only to such rights as are afforded in respect of Dissenting Bancorp Shares pursuant to the NJBCA.

      (b) Bancorp shall give Allaire prompt notice of any written objections to the Combination and any written demands for the payment of the fair value of any shares of Bancorp Common Stock under the NJBCA, withdrawals of such demands, and any other instruments served pursuant to the NJBCA and received by Bancorp. Bancorp shall not voluntarily make any payment with respect to any demands for payment for Dissenting Bancorp Shares and shall not, except with prior written consent of Allaire, settle or offer to settle any such demands.

                                  ARTICLE III.

                    REPRESENTATIONS AND WARRANTIES OF ALLAIRE

      Except as disclosed in a disclosure Schedule of Allaire attached hereto, Allaire hereby represents and warrants to Bancorp as follows as of the date hereof and as of all times up to and including the Effective Time (except as otherwise expressly provided below or where the context otherwise expressly indicates, for the purposes of the representations and warranties made in this
Article III and the other provisions of this Agreement, the term "Allaire" shall mean Allaire and each Allaire Subsidiary (as hereinafter defined)):

            Section 3.01. Corporate Organization.

      (a) Allaire is a commercial bank duly organized, validly existing and in good standing under the laws of the State of New Jersey. Allaire (i) has all requisite corporate power and authority to own or lease all of its properties and assets and to carry on its business as such business is now being conducted;
(ii) is duly licensed or qualified to do business in all such places where the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it make such qualification necessary; and (iii) has in effect all federal, state and local governmental, regulatory and other authorizations, permits and licenses necessary to own or lease its properties and assets and to carry on its business as now conducted, except in each of clauses (ii) and (iii) as would not be reasonably likely to have, either individually or in the aggregate, a Material Adverse Effect (defined below) on Allaire. True, correct and complete copies of the Certificate of Incorporation and the By-laws of Allaire, each as amended to the date hereof, have been delivered to Bancorp.

      For purposes of this Agreement, the term "Material Adverse Effect," with respect to any Party, shall mean any event, change or occurrence which, together with any other event, change or occurrence, has a material adverse impact on (i) the financial position, business or results of operation or financial performance of such Party and its Subsidiaries (as defined below), taken as a whole, or (ii) the ability of such Party to perform its obligations under this Agreement or to consummate the Combination and the other transactions contemplated by this Agreement; provided, however, that with respect to clause (i), "Material Adverse Effect" shall not be deemed to include the effects of (A) changes, after the date hereof, in GAAP (as hereinafter defined) or regulatory accounting requirements applicable to banks and their holding companies generally, (B) changes, after the date hereof, in laws, rules or regulations of general applicability or interpretations thereof by courts, administrative agencies, commissions or other governmental authorities or instrumentalities (collectively, the "Governmental Entities" and individually a "Governmental Entity"), (C) actions or omissions of a Party taken with the prior written consent of the other or required hereunder, (D) changes, after the date hereof, in general economic or market conditions affecting banks or their holding companies generally, or (E) public disclosure of the transactions contemplated hereby.

      For purposes of this Agreement, the term "Subsidiary" of a Party shall mean a bank, corporation, partnership, limited liability company or other organization, whether incorporated or unincorporated, in which the Party owns, directly or indirectly, five percent (5%) of more of the outstanding equity or ownership interests thereof or is consolidated with the Party for financial reporting purposes under GAAP (collectively, the "Subsidiaries").

      (b) Each Subsidiary of Allaire (each an "Allaire Subsidiary" and collectively, the "Allaire Subsidiaries") is duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization. Each Allaire Subsidiary (i) has all requisite corporate power and authority to own or lease all of its properties and assets and to carry on its business as such business is now being conducted; (ii) is duly licensed or qualified to do business in all such places where the nature of the business being conducted by the Allaire Subsidiary or the character or location of the properties and assets owned or leased by the Allaire Subsidiary make such qualification necessary; and (iii) has in effect all federal, state and local governmental, regulatory and other authorizations, permits and licenses necessary for it to own or lease its properties and assets and to carry on its business as now conducted, except in each of clauses (ii) and (iii) as would not be reasonably likely to have, either individually or in the aggregate, a Material Adverse Effect on Allaire. True, correct and complete copies of the incorporation or organizational documents, by-laws, and operating or partnership agreements, as applicable, of the Allaire Subsidiaries, as amended to the date hereof, have been delivered to Bancorp.

      (c) The minute books of Allaire and each Allaire Subsidiary contain complete and accurate records in all material respects of all meetings and other corporate actions held or taken by their respective stockholders and Boards of Directors (including all committees thereof).

            Section 3.02. Capitalization.

      (a) The authorized capital stock of Allaire consists of 7,500,000 shares of common stock, par value $3.33333 per share, of which 1,971,361 shares as of the date hereof are issued and outstanding (none of which is held in the treasury of Allaire). As of the date hereof, none of the Allaire Common Stock was reserved for issuance, except for 388,375 shares of Allaire

Common Stock reserved for issuance upon the exercise of Allaire Stock Options. Except for the Allaire Stock Options, there are no outstanding options, warrants, commitments or other rights or instruments to purchase or acquire any shares of capital stock of Allaire, or any securities or rights convertible into or exchangeable for shares of capital stock of Allaire. All of the issued and outstanding shares of Allaire Common Stock have been duly authorized and validly issued and all such shares are fully paid, nonassessable and free of preemptive rights (except as the same may be afforded by applicable law). As of the date of this Agreement, except pursuant to this Agreement and the Allaire Stock Option Plans, Allaire does not have and is not bound by any outstanding subscriptions, options, warrants, calls, commitments or agreements of any character calling for the purchase or issuance of any shares of Allaire capital stock or any other securities representing the right to purchase or otherwise receive any shares of Allaire capital stock. Allaire has furnished Bancorp with a list of the aggregate number of Allaire Stock Options outstanding under the Allaire Stock Option Plans (identified on Schedule 3.02(a)) as of March 31, 2004 and the exercise price for such stock options. Since March 31, 2004 through the date hereof, Allaire has not issued or awarded any options or other grants or awards under the Allaire Stock Option Plans.

      (b) Schedule 3.02(b) lists all Allaire Subsidiaries and indicates for each Allaire Subsidiary as of the date of this Agreement its jurisdiction of organization and the jurisdiction(s) wherein it is qualified to do business. Except as set forth on Schedule 3.02(b), all of the issued and outstanding shares of capital stock or other equity ownership interests of the Allaire Subsidiaries are owned by Allaire or another Allaire Subsidiary, free and clear of any liens, pledges, charges and security interests or similar encumbrances (each a "Lien" and collectively, "Liens") and adverse claims thereto, and all of such shares or equity ownership interests are duly authorized and validly issued and are fully paid, nonassessable and free of preemptive rights and restrictions (other than those imposed by applicable federal and state securities laws). Each Allaire Subsidiary does not have and is not bound by any outstanding subscriptions, options, warrants, calls, commitments or agreements of any character calling for the purchase or issuance of any shares of capital stock or any other equity security of the Allaire Subsidiary or any securities representing the right to purchase or otherwise receive any shares of capital stock or any other equity security of the Allaire Subsidiary. There are no agreements or understandings with respect to the voting or disposition of any shares of capital stock or other equity interests of any Allaire Subsidiary. Allaire's ownership interests in the Allaire Subsidiaries are in compliance with all applicable laws, rules and regulations relating to direct investment in equity ownership interests. No Allaire Subsidiary is an "insured depository institution" as defined in the Federal Deposit Insurance Act, as amended, and the applicable regulations thereunder.

            Section 3.03. Authority; No Violation.

      (a) Allaire has full corporate power and authority to execute and deliver this Agreement and, subject to the approval of the stockholders of Allaire and the receipt of the Consents of the Regulatory Authorities, to consummate the transactions contemplated hereby. The Board of Directors of Allaire has determined that this Agreement and the transactions contemplated hereby are in the best interests of Allaire and its stockholders and has directed that this Agreement and the transactions contemplated by this Agreement be submitted to Allaire's stockholders for adoption at a duly held meeting of such stockholders and, except for the approval of this Agreement and the transactions contemplated by this Agreement by the affirmative vote of the holders of two-thirds of the outstanding shares of Allaire Common Stock entitled to vote at such meeting, no other corporate proceedings on the part of Allaire are necessary to approve this Agreement or to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by Allaire and (assuming due authorization, execution and delivery by Bancorp and subject to any review and approval of any Regulatory Authority) constitutes a valid and binding obligation of Allaire, enforceable against Allaire in accordance with its terms (except as may be limited by bankruptcy, insolvency, moratorium, reorganization or similar laws affecting the rights of creditors generally, and except that the availability of the equitable remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding may be brought).

      (b) Neither the execution and delivery of this Agreement by Allaire, the consummation by Allaire of the transactions contemplated hereby, nor compliance by Allaire with any of the terms or provisions hereof, will (i) violate any provision of the Certificate of Incorporation or By-laws of Allaire, or the Certificate of Incorporation, By-laws or any other formation document of any Allaire Subsidiary, (ii) assuming that the Consents of the Regulatory Authorities and approvals referred to herein are duly obtained, (A) violate any statute, code, ordinance, rule, regulation, judgment, order, writ, decree or injunction applicable to Allaire or its properties or assets, (B) violate, conflict with, result in a breach of any provision of or the loss of any benefit under, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of or a right of termination or cancellation under, accelerate the performance required by, or result in creation of any Lien upon any of the respective properties or assets of Allaire under any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which Allaire is a party or by which it or any of its properties or assets may be bound or affected, except for such violations, conflicts, breaches or defaults that are not reasonably likely to have, either individually or in the aggregate, a Material Adverse Effect on Allaire.

            Section 3.04. Consents and Approvals.

      (a) Except for (i) the filings required to be made with the SEC, including, without limitation, a registration statement on Form S-4 (the "Form S-4") and, as part thereof, a proxy statement relating to the meeting(s) of Allaire's stockholders and Bancorp's shareholders to be held in connection with this Agreement and the transactions contemplated herein (the "Joint Proxy Statement") and any similar filings which may be required by the FDIC, (ii) a declaration of effectiveness of the Form S-4 by the SEC, (iii) any Consents, authorizations, approvals, filings or exemptions required under the applicable provisions of federal and state securities laws relating to the regulation of broker-dealers, investment advisers or transfer agents, federal commodities laws relating to the regulation of futures commission merchants and the rules and regulations thereunder, the rules and regulations of any applicable industry self-regulatory organization ("SRO"), the rules of the NASDAQ SmallCap Market and OTC Bulletin Board, and consumer finance, mortgage banking and other similar laws, (iv) such filings and approvals as are required to be made or obtained under the securities or "Blue Sky" laws of various states in connection with the issuance of the shares of Bancorp Common Stock pursuant to this Agreement, (v) the approval by the OCC, the FDIC and the New Jersey State Department of Banking and Insurance of this Agreement, (vi) the approval by the Boards of Directors of Bancorp and Allaire and the requisite vote of the stockholders of Allaire and the shareholders of

Bancorp, and (vii) filings, if any, required on behalf of Bancorp with NASDAQ, no corporate action or Consents of, approvals of or filings or registrations with any Regulatory Authority or Governmental Entity is or are necessary in connection with (A) the execution and delivery by Allaire of this Agreement and
(B) the consummation by Allaire of the Combination and the other transactions contemplated by this Agreement.

            Section 3.05. Reports.

      (a) Allaire has timely filed all reports, registrations and statements, together with any amendments required to be made with respect thereto, that it was required to file since January 1, 2000, with all applicable Regulatory Authorities, and all other reports and statements required to be filed by it since January 1, 2000, and has paid all fees and assessments due and payable in connection therewith, except where the failure to file such report, registration or statement or to pay such fees and assessments is not reasonably likely to have, either individually or in the aggregate, a Material Adverse Effect on Allaire. Except for normal examinations conducted by a Regulatory Authority in the ordinary course of the business of Allaire, no Regulatory Authority has initiated or has pending any proceeding or, to the knowledge of Allaire, investigation into the business or operations of Allaire since January 1, 2000, except where such proceedings or investigation is not reasonably likely to have, either individually or in the aggregate, a Material Adverse Effect on Allaire. There (i) is no unresolved violation, criticism, or exception by any Regulatory Authority with respect to any report or statement relating to any examinations or inspections of Allaire, and (ii) has been no formal or informal inquiries by, or disagreements or disputes with, any Regulatory Authority with respect to the business, operations, policies or procedures of Allaire since January 1, 2000, that are reasonably likely to have, either individually or in the aggregate, a Material Adverse Effect on Allaire.

      (b) Allaire has previously delivered to Bancorp copies of the call reports of Allaire as of and for each of the years ended December 31, 2003, December 31, 2002 and December 31, 2001, and call reports for the quarter ended March 31, 2004, and Allaire shall deliver to Bancorp, as soon as practicable following the preparation of additional call reports for each subsequent calendar quarter (or other reporting period) or year, the call reports of Allaire as of and for such subsequent calendar quarter (or other reporting period) or year (such call reports, unless otherwise indicated, being hereinafter referred to collectively as the "Allaire Regulatory Reports"). To the extent not prohibited by law, Allaire has heretofore delivered or made available, or caused to be delivered or made available, to Bancorp all reports and filings made or required to be made by Allaire with the Regulatory Authorities, and will from time to time hereafter furnish to Bancorp, upon filing or furnishing the same to the Regulatory Authorities, all such reports and filings made after the date hereof with the Regulatory Authorities. As of the respective dates of such reports and filings, all such reports and filings did not and shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Each of the Allaire Regulatory Reports has been or will be prepared in all material respects in accordance with regulatory accounting principles, as applicable, which principles have been or will be consistently applied during the periods involved, except as otherwise noted therein. Each of the Allaire Regulatory Reports fairly presents or will fairly present the financial position of Allaire as of the respective dates thereof and fairly presents or will fairly present the results of operations of Allaire for the respective periods therein set forth.

            Section 3.06. Financial Statements.

      (a) Allaire has previously delivered to Bancorp copies of the audited consolidated financial statements of Allaire as of and for the years ended December 31, 2003, December 31, 2002 and December 31, 2001, and unaudited consolidated financial statements for the quarter ended March 31, 2004, and Allaire shall deliver to Bancorp, as soon as practicable following the preparation of additional financial statements for each subsequent calendar quarter (or other reporting period) or year of Allaire, the additional consolidated financial statements of Allaire as of and for such subsequent calendar quarter (or other reporting period) or year (such financial statements, unless otherwise indicated, being hereinafter referred to collectively as the "Allaire Financial Statements").

      (b) Each of the Allaire Financial Statements (including the related notes) have been or will be prepared in all material respects in accordance with Generally Accepted Accounting Principles of the United States of America ("GAAP"), which principles have been or will be consistently applied during the periods involved, except as otherwise noted therein, and the books and records of Allaire have been, are being, and will be maintained in all material respects in accordance with applicable legal and accounting requirements and reflect only actual transactions. Each of the Allaire Financial Statements (including the related notes) fairly presents or will fairly present the financial position of Allaire on a consolidated basis, as of the respective dates thereof and fairly presents or will fairly present the results of operations of Allaire on a consolidated basis for the respective periods therein set forth.

      (c) Except for those liabilities that are reflected or reserved against on the consolidated balanced sheet of Allaire dated March 31, 2004 and for liabilities incurred in the ordinary course of business consistent with past practice since such date, Allaire has not incurred any liability of any nature whatsoever (whether absolute, accrued, contingent or otherwise and whether due or to become due) that has had or is reasonably likely to have, either individually or in the aggregate, a Material Adverse Effect on Allaire.

            Section 3.07. Broker's Fees; Financial Advisor's Fees.

      Neither Allaire nor any of its officers or directors has employed any broker or finder or incurred any liability for any broker's fees, commissions or finder's fees in connection with the Combination or related transactions contemplated by this Agreement. However, Allaire has retained Janney Montgomery Scott LLC to provide financial advisory services and render a fairness opinion with respect to the Combination and is obligated to pay the fees and expenses for such services.

            Section 3.08. Absence of Certain Changes or Events.

      (a) Except as set forth in Schedule 3.08, since December 31, 2003, Allaire has not incurred any obligation or liability (contingent or otherwise) that has or might reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Allaire, except obligations and liabilities (i) which are accrued or reserved against in the Allaire Financial

Statements or the Allaire Regulatory Reports, or reflected in the notes thereto, or (ii) which were incurred after December 31, 2003, in the ordinary course of business consistent with past practices. Since December 31, 2003, Allaire has not incurred or paid any obligation or liability which would be material to the business, assets, operations, financial condition or results of the operations ("Condition") of Allaire, except as may have been incurred or paid in the ordinary course of business, consistent with past practices.

      (b) Since December 31, 2003, there has not been (i) any declaration, payment or setting aside of any dividend or distribution (whether in cash, stock or property) in respect of Allaire Common Stock, other than the stock dividend declared on June 11, 2004, or (ii) any change or any event involving a prospective change in the Condition of Allaire, or a combination of any such change(s) and any such event(s) which has had, or is reasonably likely to have, a Material Adverse Effect on Allaire, including, without limitation, any change in the administration or supervisory standing or rating of Allaire with any Regulatory Authority, and no fact or condition exists as of the date hereof which might reasonably be expected to cause any such event or change in the future.

      (c) Since December 31, 2003, no event or events have occurred that have had or are reasonably likely to have, either individually or in the aggregate, a Material Adverse Effect on Allaire.

      (d) Since December 31, 2003 through and including the date of this Agreement, Allaire has carried on its business in all material respects in the ordinary course.

            Section 3.09. Loan Portfolio.

      Except as set forth in Schedule 3.09, all evidences of indebtedness in original principal amount in excess of $500,000 reflected as assets in the Allaire Financial Statements and the Allaire Regulatory Reports as of March 31, 2004, were as of such date in all respects the binding obligations of the respective obligors named therein in accordance with their respective terms, and were not subject to any defenses, setoffs, or counterclaims, except as may be provided by bankruptcy, insolvency or similar laws or by general principles of equity.

            Section 3.10. Legal Proceedings; Agreements with Regulatory
Agencies.

      (a) Except as set forth in Schedule 3.10, Allaire is not a party to any, and there are no pending or, to the knowledge of Allaire, threatened, judicial, administrative, arbitral or other proceedings, claims, actions, causes of action or governmental or regulatory investigations against Allaire challenging the validity of the transactions contemplated by this Agreement. There is no proceeding, claim, action or governmental or regulatory investigation against Allaire, no judgment, decree, injunction, rule or order of any court, governmental department, commission, agency, instrumentality or arbitrator outstanding or, to the knowledge of Allaire, threatened against Allaire which has had, or is reasonably likely to have, a Material Adverse Effect on Allaire. Allaire is not a party to any agreement, order or memorandum in writing by or with any Regulatory Authority restricting the operations of Allaire, and no Regulatory Authority has advised Allaire that such Regulatory Authority is contemplating issuing or requesting the issuance of any such order or memorandum in the future.

      (b) Allaire (i) is not subject to any cease-and-desist or other order or enforcement action issued by, (ii) is not a party to any written agreement, consent agreement or memorandum of understanding with, (iii) is not a party to any commitment letter or similar undertaking with, (iv) is not subject to any order or directive by, (v) has not been ordered to pay any civil money penalty by, (vi) has not been since January 1, 2000, a recipient of any supervisory letter from, or (vii) since January 1, 2000, has not adopted any policies, procedures or board resolutions at the request or suggestion of, any Regulatory Agency or other Governmental Entity, that currently restricts in any material respect the conduct of its business or that in any material manner relates to its capital adequacy, its ability to pay dividends, its credit or risk management policies, its management or its business, other than those of general application that apply to similarly-situated financial institutions or their subsidiaries (each item in this sentence, whether or not disclosed in Schedule 3.10, an "Allaire Regulatory Agreement"), nor has Allaire been advised since January 1, 2000 by any Regulatory Agency or Governmental Entity that it is considering issuing, initiating, ordering or requesting any such Allaire Regulatory Agreement.

            Section 3.11. Taxes and Tax Returns.

      (a) Allaire has previously delivered or made available to Bancorp copies of the federal, state and local income Tax returns of Allaire for the years 2003, 2002 and 2001 and all schedules and exhibits thereto, and such returns have not been examined by the Internal Revenue Service or any other Taxing authority. Except as reflected in Schedule 3.11, Allaire has duly filed in correct form all federal, state and local information returns and Tax returns required to be filed on or prior to the date hereof, and Allaire has duly paid or made adequate provisions for the payment of all Taxes and other governmental charges which are owed by Allaire to, or claimed to be due from it by, any federal, state or local taxing authorities, whether or not reflected in such returns, other than Taxes and other charges which (i) are not yet delinquent or are being contested in good faith, or (ii) have not been finally determined and have adequately been reserved against. The amounts set forth as liabilities for Taxes on the Allaire Financial Statements and the Allaire Regulatory Reports are sufficient, in the aggregate, for the payment of all unpaid federal, state and local Taxes (including any interest or penalties thereon), whether or not disputed, accrued or applicable, for the periods then ended, and have been computed in accordance with GAAP. Allaire is not responsible for the Taxes of any other individual, sole proprietorship, partnership, joint venture, limited liability entity, trust, unincorporated organization, association, corporation, institution, entity, or government (including any division, agency or department thereof), and, as applicable, the successors, heirs and assigns of each (each a "Person") under Treasury Regulation 1.1502-6 or any similar provision of federal, state or foreign law.

      (b) Except as disclosed in Schedule 3.11, Allaire has not executed an extension or waiver of any statute of limitations on the assessment or collection of any federal, state or local Tax due that is currently in effect, and all deferred Taxes of Allaire, have been adequately provided for in the Allaire Financial Statements.

      (c) There are no material disputes pending, or claims asserted, for Taxes or assessments upon Allaire for which Allaire does not have adequate reserves. Allaire is not a party to and is not bound by any Tax sharing, allocation or indemnification agreement or arrangement (other than such an agreement or arrangement exclusively between or among

Allaire and any of the Allaire Subsidiaries). No disallowance of a deduction under Section 162(m) of the Internal Revenue Code of 1986, as amended ("Code"), for employee remuneration of any amount paid or payable by Allaire under any contract, plan, program or arrangement or understanding would be reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Allaire.

      (d) There has not been an ownership change, as defined in Section 382(g) of the Code, of Allaire that occurred during or after any taxable period in which Allaire incurred an operating loss that carries over to any taxable period ending after the fiscal year of Allaire immediately preceding the date of this Agreement.

      (e) (i) Proper and accurate amounts have been withheld by Allaire from its employees and others for all prior periods in compliance in all material respects with the Tax withholding provisions of all applicable federal, state and local laws and regulations, and proper due diligence steps have been taken in connection with back-up withholding; (ii) federal, state and local Tax returns have been filed by Allaire for all periods for which returns were due with respect to withholding, Social Security and unemployment Taxes or charges due to any federal, state or local taxing authority; and (iii) the amounts shown on such returns to be due and payable have been paid in full or adequate provisions therefor have been included by Allaire in the Allaire Financial Statements.

            Section 3.12. Employee Benefit Plans.

      (a) Allaire does not have or maintain any "employee benefit plan," as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), except as described in Schedule 3.12(a) (collectively the "Allaire Employee Benefit Plans" and individually an "Allaire Employee Benefit Plan"). Allaire has, with respect to each Allaire Employee Benefit Plan, delivered or made available to Bancorp true and complete copies of: (i) all plan texts and agreements and related trust agreements or annuity contracts and any amendments thereto; (ii) all summary plan descriptions and material employee communications; (iii) the Form 5500 filed in each of the most recent actuarial valuation (if any); (iv) the most recent annual and periodic accounting of plan assets; (v) if the Allaire Employee Benefit Plan is intended to qualify under
Section 401(a) or 403(a) of the Code, the most recent determination letter received from the Internal Revenue Service; and (vi) all material communications with any Governmental Entity (including, without limitation, the Department of Labor, Internal Revenue Service and the Pension Benefit Guaranty Corporation ("PBGC")).

      (b) Except as described in Schedule 3.12(b), no Allaire Employee Benefit Plan is a defined benefit plan. None of Allaire nor any pension plan maintained by it has incurred any liability to the PBGC or the Internal Revenue Service with respect to any pension plan qualified under Section 401 of the Code, except liabilities to the PBGC pursuant to Section 4007 of ERISA, all of which have been fully paid. No reportable event under Section 4043(b) of ERISA (including events waived by PBGC regulation) has occurred with respect to any such pension plan.

      (c) Allaire has not incurred any liability under Section 4201 of ERISA for a complete or partial withdrawal from, or agreed to participate in, any multi-employer plan, as such term is defined in Section 3(37) of ERISA.

      (d) All Allaire Employee Benefit Plans comply with the provisions of ERISA and the Code that are applicable, or intended to be applicable, including, but not limited to, COBRA (as defined below), HIPAA (as defined below) and any applicable similar state law. Allaire has no material liability under any Allaire Employee Benefit Plan that is not reflected in the Allaire Financial Statements or the Allaire Regulatory Reports. Neither Allaire, any Allaire Employee Benefit Plan or any employee, administrator or agent thereof, is or has been in violation of the transaction code set rules under HIPAA ss.ss.1172-1174 or the HIPAA privacy rules under 45 CFR Part 160 and subparts A and E of Part
165. No penalties have been imposed on Allaire, any Allaire Employee Benefit Plan, or any employee, administrator or agent thereof, under HIPAA ss.1176 or ss.1177.

      (e) For purposes of this Agreement, "COBRA" means the provision of Section 4980B of the Code and the regulations thereunder, and Part 6 of the Subtitle B of Title I of ERISA and any regulations thereunder, and "HIPAA" means the provisions of the Code and ERISA as enacted by the Health Insurance Portability and Accountability Act of 1996.

      (f) No prohibited transaction (which shall mean any transaction prohibited by Section 406 of ERISA and not exempt under Section 408 of ERISA) has occurred with respect to any Allaire Employee Benefit Plan which would result in the imposition, directly or indirectly, of an excise Tax under Section 4975 of the Code or a civil penalty under Section 502(i) of ERISA; and no actions have occurred which could result in the imposition of a penalty under any section or provision of ERISA.

      (g) No Allaire Employee Benefit Plan which is a defined benefit pension plan has any "unfunded current liability," as that term is defined in Section 302(d)(8)(A) of ERISA, and the present fair market value of the assets of any such plan exceeds the plan's "benefit liabilities," as that term is defined in
Section 4001(a)(16) of ERISA, when determined under actuarial factors that would apply if the plan terminated in accordance with all applicable legal requirements.

      (h) Except as described in Schedule 3.12(h), neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (i) result in any payment or obligation (including, without limitation, severance, bonus, deferred compensation, retirement, unemployment compensation, golden parachute or otherwise) becoming due to any director or any officer or employee of Allaire under any Allaire Employee Benefit Plan or otherwise, (ii) increase any benefits or obligations otherwise payable under any Allaire Employee Benefit Plan, or (iii) result in any acceleration of the time of payment or vesting of any such benefits or obligations.

      (i) No Allaire Employee Benefit Plan is a multiemployer plan as defined in
Section 414(f) of the Code or Section 3(37) or 4001(a)(3) of ERISA. Allaire has never been a party to or participant in a multiemployer plan.

      (j) There are no actions liens, suits or claims pending or threatened (other than routine claims for benefits) with respect to any Allaire Employee Benefit Plan or against the assets of any Allaire Employee Benefit Plan. No assets of Allaire are subject to any Lien under Section 302(f) of ERISA or
Section 12(n) of the Code.

      (k) Each Allaire Employee Benefit Plan which is intended to qualify under
Section 401(a) or 403(a) of the Code so qualifies and its related trust is exempt from taxation under Section 501(a) of the Code. No event has occurred or circumstance exists that will or could give rise to a disqualification or loss of tax-exempt status of any such plan or trust.

      (l) No Allaire Employee Benefit Plan is a multiple employer plan within the meaning of Section 413(c) of the Code or Section 4063, 4064, or 4066 of ERISA. No Allaire Employee Benefit Plan is a multiple employer welfare arrangement as defined in Section 3(40) of ERISA.

      (m) Each Allaire Employee Benefit Plan that is an employee pension benefit plan as defined in Section 3(2) of ERISA, and not qualified under Section 401(a) or 403(a) of the Code, is exempt from Part 2, 3 and 4 of Title I of ERISA as an unfunded plan that is maintained primarily for the purpose of providing deferred compensation for a select group of management or highly-compensation employees, pursuant to Section 201(2), 301(a)(3) and 401(a)(1) of ERISA. Except as disclosed on Schedule 3.12(m), no assets of Allaire are allocated to or held in a grantor trust or "rabbi trust" or similar funding vehicle.

      (n) Except as set forth on Schedule 3.12(n), no Allaire Employee Benefit Plan provides benefits to any current or former employee of Allaire following the retirement or other termination of service (other than coverage mandated by COBRA, the cost of which is fully paid by the current or former employee or his or her dependents). Any such Allaire Employee Benefit Plan may be amended or terminated at any time by unilateral action of Allaire.

      (o) With respect to each Allaire Employee Benefit Plan, there are no funded benefit obligations for which contributions have not been made or properly accrued and there are no unfunded benefit obligations that have not been accounted for by reserves or otherwise properly footnoted in accordance with GAAP on the Allaire Financial Statements.

            Section 3.13. Title and Related Matters.

      (a) Allaire has good title, and as to owned real property, has good and marketable title in fee simple absolute, to all assets and properties, real or personal, tangible or intangible, reflected as owned by or leased or subleased by or carried under its name on the Allaire Financial Statements or the Allaire Regulatory Reports or acquired subsequent thereto (except to the extent that such assets and properties have been disposed of for fair value in the ordinary course of business since December 31, 2003), free and clear of all Liens, except for (i) those Liens reflected in the Allaire Financial Statements and the Allaire Regulatory Reports, (ii) statutory Liens for amounts not yet delinquent or which are being contested in good faith, and (iii) Liens that are not in the aggregate material to the Condition of Allaire.

      (b) All agreements pursuant to which Allaire leases, subleases or licenses material real or material personal properties from others are valid, binding and enforceable in accordance with their respective terms, and there is not, under any of such leases or licenses, any existing default or event of default, or any event which, with notice or lapse of time, or both, would constitute a default or force majeure, or provide the basis for any other claim of excusable delay or nonperformance, except for defaults which, individually or in the aggregate, would not have a Material Adverse Effect on Allaire. Allaire shall have all right, title and interest as a lessee under the terms of each lease or sublease, free and clear of all Liens, claims or encumbrances (other than the rights of the lessor) as of the Effective Time.

      (c) Except as set forth in Schedule 3.13(c), (i) all of the buildings, structures and fixtures owned, leased or subleased by Allaire are in good operating condition and repair, subject only to ordinary wear and tear and/or minor defects which do not interfere with the continued use thereof in the conduct of normal operations, and (ii) all of the material personal properties owned, leased or subleased by Allaire are in good operating condition and repair, subject only to ordinary wear and tear and/or minor defects which do not interfere with the continued use thereof in the conduct of normal operations.

            Section 3.14. Real Estate.

      (a) Schedule 3.14(a) identifies each parcel of real estate or interest therein owned, leased or subleased by Allaire or in which Allaire has any ownership or leasehold interest.

      (b) Schedule 3.14(b) lists or otherwise describes each and every written or oral lease or sublease, together with the current name and address of the landlord or sublandlord and the landlord's property manager (if any), under which Allaire is the lessee of any real property and which related in any manner to the operation of the business of Allaire.

      (c) Allaire has not violated, and is not currently in violation of, any law, regulation or ordinance relating to the ownership or use of the real estate and real estate interests described in Schedule 3.14(a) and Schedule 3.14(b) including, but not limited to, any law, regulation or ordinance relating to zoning, building, occupancy, environmental or comparable matter.

      (d) As to each parcel of real property owned or used by Allaire, there are no pending or, to the knowledge of Allaire, threatened condemnation proceedings, litigation proceedings or mechanic's or materialmen's Liens.

            Section 3.15. Environmental Matters.

      (a) Each of Allaire, the Allaire Participation Facilities (as defined below), and the Allaire Loan Properties (as defined below) are, and have been, in material compliance, and there are no present circumstances that would prevent or interfere with the continuation of such material compliance, with all applicable federal, state and local laws, including common law, rules, regulations and ordinances, and with all applicable decrees, orders and contractual obligations, relating to pollution or the protection of the environment or the discharge of, or exposure to, Hazardous Materials (as defined below) in the environment or workplace.

      As used herein, the term "Allaire Participation Facility" shall mean any facility in which Allaire has engaged in Participation in the Management (as defined in 40 C.F.R. ss.300.1100(c)) of such facility, and, where required by the context, includes the owner or operator of such facility, but only with respect to such facility (collectively, the "Allaire Participation Facilities").

      As used herein, the term "Allaire Loan Property" shall mean any property owned by Allaire or in which Allaire holds a security interest, and, where required by the context, includes the owner or operator of such property, but only with respect to such property (collectively, the "Allaire Loan Properties").

      (b) There is no litigation pending or, to the knowledge of Allaire, threatened before any Governmental Entity in which Allaire or any Allaire Participation Facility has been or, with respect to threatened litigation, may be, named as defendant (i) for alleged noncompliance (including by any predecessor) with respect to any Environmental Law (as defined below) or (ii) relating to the release into the environment of any Hazardous Material, whether or not occurring at, on or involving a site owned, leased or operated by Allaire or any Allaire Participation Facility.

      As used herein, the term "Environmental Law" means any applicable federal, state or local law, statute, ordinance, rule, regulation, code, license, permit, authorization, approval, consent, order, judgment, decree or injunction relating to (i) the protection, preservation or restoration of the environment (including, without limitation, air, water vapor, surface water, groundwater, drinking water supply, surface soil, subsurface soil, plant and animal life or any other natural resource), and/or (ii) the use, storage, recycling, treatment, generation, transportation, processing, handling, labeling, production, release or disposal of any substance presently listed, defined, designated or classified as hazardous, toxic, radioactive or dangerous, or otherwise regulated, whether by type or by substance as a component.

      As used herein, the term "Hazardous Material" means any pollutant, contaminant, or hazardous substance within the meaning of the Comprehensive Environmental Response, Compensation, and Liability Act, 42 U.S.C. ss. 9601 et seq., or any similar federal, state or local law. Hazardous Material shall include, but not be limited to, (i) any hazardous substance, hazardous material, hazardous waste, regulated substance, or toxic substance (as those terms are defined by any applicable Environmental Laws), and (ii) any chemicals, pollutants, contaminants, petroleum, petroleum products, or oil (and specifically shall include asbestos requiring abatement, removal, or encapsulation pursuant to the requirements of governmental authorities and any polychlorinated biphenyls) (collectively, "Hazardous Materials").

      (c) There is no litigation pending or, to the knowledge of Allaire, threatened before any Governmental Entity in which any Allaire Loan Property (or Allaire in respect of such Allaire Loan Property) has been or, with respect to threatened litigation, may be, named as a defendant or potentially responsible party (i) for alleged noncompliance (including by any predecessor) with any Environmental Law or (ii) relating to the release into the environment of any Hazardous Material, whether or not occurring at, on or involving an Allaire Loan Property.

      (d) To the knowledge of Allaire, there is no reasonable basis for any litigation of a type described in Section 3.15(b) and Section 3.15(c) of this Agreement.

      (e) During the period of (i) ownership or operation by Allaire of any of its current properties, (ii) Participation by Allaire in the Management of any Allaire Participation Facility, or (iii) holding by Allaire of a security interest in any Allaire Loan Property, there have been no releases of Hazardous Material in, on, under or affecting such properties.

      (f) Prior to the period of (i) ownership or operation by Allaire of any of its current properties, (ii) Participation by Allaire in the Management of any Allaire Participation Facility, or (iii) holding by Allaire of a security interest in any Allaire Loan Property, to the knowledge of Allaire, there were no releases of Hazardous Material or oil in, on, under or affecting any such property, Allaire Participation Facility or Allaire Loan Property.

            Section 3.16. Commitments and Contracts.

      (a) Except as set forth in Schedule 3.16(a), Allaire is not a party to or bound by any contract, arrangement, commitment or understanding (whether written or oral) (i) that is a "material contract" (as such term is defined in Item 601(b)(10) of Regulation S-K of the SEC) to be performed after the date of this Agreement that has not been disclosed to Bancorp, (ii) that would materially restrict the conduct of any material line of business of Allaire upon consummation of the Combination, (iii) with or to a labor union or guild (including any collective bargaining agreement), or (iv) any of the benefits of which will be increased, or the vesting of the benefits of which will be accelerated, by the execution of this Agreement, the occurrence of any stockholder approval or the consummation of any of the transactions contemplated by this Agreement, or the value of any of the benefits of which will be calculated on the basis of or affected by any of the transactions contemplated by this Agreement. Each contract, arrangement, commitment or understanding of the type described in this Section 3.16(a), whether or not set forth in a Schedule attached hereto, is referred to as an "Allaire Contract," and Allaire does not know of, and has received no notice of, any violation of the above by any of the other parties thereto that is reasonably likely to have, either individually or in the aggregate, a Material Adverse Effect on Allaire.

      (b) With such exceptions that are not reasonably likely to have, either individually or in the aggregate, a Material Adverse Effect on Allaire, (i) each Allaire Contract is valid and binding on Allaire, and is in full force and effect, (ii) Allaire has in all material respects performed all obligations required to be performed by it to date under each Allaire Contract, and (iii) no event or condition exists that constitutes or, after notice or lapse of time or both, will constitute, a material default on the part of Allaire, or constitute a force majeure, or provide the basis for any other claim of excusable delay or non-performance under such Allaire Contract.

      (c) Except as set forth in Schedule 3.16(c), Allaire is not a party or subject to any of the following (whether written or oral, express or implied):

            (i) Any employment contract or understanding (including any understandings or obligations with respect to severance or termination pay liabilities or fringe benefits) with any present or former officer, director, employee, including in any such Person's capacity as a consultant (other than those which are terminable at will without any further amount being payable thereunder);

            (ii)  Any labor contract or agreement with any labor union;

            (iii) Any contract or agreement which limits the ability of Allaire to compete in any line of business or which involves any restriction of the geographical area in which Allaire may carry on its business (other than as may be required by law or applicable regulatory authorities);

            (iv) Any lease (other than real estate leases described on Schedule 3.14) or other agreements or contracts with annual payments aggregating $50,000 or more; or

            (v) Any other contract or agreement which would be required to be disclosed in reports filed by Allaire with the New Jersey Department of Banking and Insurance or the FDIC and which has not been so disclosed.

      (d) Except as set forth on Schedule 3.16(d), (i) neither the execution of this Agreement nor the consummation of the transactions contemplated hereby will result in termination of any of the material service contracts (including leases, agreements or licenses) to which Allaire is a party ("Allaire Service Contracts"), or modification or acceleration of any of the terms of such Allaire Service Contracts; and (ii) no Consents are required to be obtained and no notices are required to be given in order for the Allaire Service Contracts to remain effective, without any modification or acceleration of any of the terms thereof, following the consummation of the transactions contemplated by this Agreement.

            Section 3.17. Regulatory, Accounting and Tax Matters.

      Allaire has not taken or agreed to take any action and has no knowledge of any fact nor has it agreed to any circumstance that would (a) materially impede or delay receipt of any Consent of any Regulatory Authorities required to consummate the transactions contemplated by this Agreement, including matters relating to the Community Reinvestment Act, 12 U.S.C.ss. 2901 (the "Community Reinvestment Act") and protests thereunder; or (b) prevent the transactions contemplated by this Agreement from qualifying as a "reorganization" within the meaning of Section 368(a) of the Code.

            Section 3.18. Registration Obligations.

      Except with respect to obligations set forth on Schedule 3.18, Allaire is not under any obligation, contingent or otherwise, which will survive the Combination to register any of its securities under the Securities Act or any state securities laws.

            Section 3.19. Antitakeover Provisions.

      Allaire has taken all actions required to exempt Allaire, this Agreement, and the Combination from any provisions of an antitakeover nature contained in its organizational documents and the provisions of any federal or state "antitakeover," "fair price," "moratorium," "control share acquisition" or similar laws or regulations.

            Section 3.20. Insurance.

      Allaire is presently insured as set forth on Schedule 3.20, and during each of the past three calendar years has been insured, for such amounts against such risks as companies or institutions engaged in a similar business would, in accordance with good business practice, customarily be insured. To the knowledge of Allaire, the policies of fire, theft, liability and other insurance maintained with respect to the assets or businesses of Allaire provide adequate coverage against loss, and the fidelity bonds in effect as to which Allaire is named an insured are sufficient for their purpose.

            Section 3.21. Labor.

      (a) No work stoppage involving Allaire is pending as of the date hereof nor, to the knowledge of Allaire, threatened. Allaire is not involved in, or, to the knowledge of Allaire, threatened with or affected by, any proceeding asserting that Allaire has committed an unfair labor practice, or any labor dispute, arbitration, lawsuit or administrative proceeding which might reasonably be expected to have a Material Adverse Effect on Allaire. No union represents or claims to represent any employees of Allaire, and, to the knowledge of Allaire, no labor union is attempting to organize employees of Allaire.

      (b) Allaire has made available to Bancorp a true and complete list of all employees of Allaire as of the date hereof, together with the employee position, title, salary and date of hire. Schedule 3.21(b) sets forth a true and complete list of each benefit or compensation plan, arrangement or agreement, and any material bonus, incentive, deferred compensation, vacation, stock purchase, stock option, severance, employment, change of control or fringe benefit plan, program or agreement that is maintained, or contributed to, for the benefit of current or former directors or employees of Allaire or with respect to which Allaire may, directly or indirectly, have any liability, as of the date of this Agreement. Except as set forth on Schedule 3.21(b), the consummation of the transactions contemplated hereby will not cause Allaire to incur or suffer any liability relating to, or obligation to pay, severance, termination or other payments to any person or entity. Except as set forth on Schedule 3.21(b) hereto, no employee of Allaire has any contractual right to continued employment by Allaire.

      (c) Allaire is in compliance with all applicable law and regulations relating to employment or the workplace, including, without limitation, provisions relating to wages, hours, collective bargaining, safety and health, work authorization, equal employment opportunity, immigration and the withholding of Taxes, unemployment compensation, workers compensation, employee privacy and right-to-know and social security contributions.

      (d) Except as set forth on Schedule 3.21(d) hereto, there has not been, there is not presently pending or existing and there is not threatened any proceeding against or affecting Allaire relating to the alleged violation of any legal requirement pertaining to labor relations or employment matters, including any charge or complaint filed by an employee or union with the National Labor Relations Board, the Equal Employment Opportunity Commission or any comparable governmental body.

            Section 3.22. Compliance with Applicable Laws.

      Allaire has conducted its business in accordance with all applicable federal, state and local laws, regulations and orders, and is in material compliance with such laws, regulations and orders. Except as disclosed in
Schedule 3.22:

      (a) Allaire is not in violation of any laws, orders or permits applicable to its business or the employees or agents or representatives conducting its business (other than where such violation will not, alone or in the aggregate, have a Material Adverse Effect on Allaire).

      (b) Allaire has not received a notification or communication from any Governmental Entity or any Regulatory Authority or the staff thereof (i) asserting that Allaire is not in compliance with any laws or orders which such Governmental Entity or Regulatory Authority enforces (other than where such noncompliance will not, alone or in the aggregate, have a Material Adverse Effect on Allaire), (ii) threatening to revoke any permit or license (other than licenses or permits the revocation of which will not, alone or in the aggregate, have a Material Adverse Effect on Allaire), (iii) requiring Allaire to enter into any cease and desist order, formal agreement, commitment or memorandum of understanding, or to adopt any resolutions or similar undertakings, or (iv) directing, restricting or limiting, or purporting to direct, restrict or limit in any material manner, the operations of Allaire, including, without limitation, any restrictions on the payment of dividends, or that in any manner relates to such entity's capital adequacy, credit policies, management or business.

      (c) Except as is not reasonably likely to have, either individually or in the aggregate, a Material Adverse Effect on Allaire, Allaire has properly administered all accounts for which it acts as a fiduciary, including accounts for which it serves as a trustee, agent, custodian, personal representative, guardian, conservator or investment advisor, in accordance with the terms of the governing documents, applicable state and federal law and regulation and common law. None of Allaire, or any director, officer or employee of Allaire, has committed any breach of trust or fiduciary duty with respect to any such fiduciary account that is reasonably likely to have, either individually or in the aggregate, a Material Adverse Effect on Allaire, and the accountings for each such fiduciary account are true and correct and accurately reflect the assets of such fiduciary account.

      (d) Allaire is not aware of, has not been advised of, or has no reason to believe that any facts or circumstances exist, which would cause Allaire (i) to be deemed to be operating in violation in any material respect of the federal Bank Secrecy Act, as amended, and its implementing regulations (31 C.F.R. Part
103) (the "Bank Secrecy Act"), the USA PATRIOT Act of 2001, Public Law 107-56 (the "USA PATRIOT Act"), and all regulations promulgated thereunder, any order issued with respect to anti-money laundering by the U.S. Department of the Treasury's Office of Foreign Assets Control, or any other applicable anti-money laundering statue, rule or regulation; or (ii) to be deemed not to be in satisfactory compliance in any material respect with the applicable privacy of customer information requirements contained in any federal and state privacy laws and regulations, including, without limitation, Title V of the Gramm-Leach-Bliley Act of 1999 and the regulations promulgated thereunder, as well as the provisions of the information security program adopted by Allaire pursuant to 12 C.F.R. Part 570. Furthermore, the Board of Directors of Allaire has adopted and Allaire has implemented an anti-money laundering program that contains adequate and appropriate customer identification verification procedures that comply with Section 326 of the USA PATRIOT Act and such anti-money laundering program meets the requirements in all material respects of
Section 352 of the USA PATRIOT Act and the regulations thereunder.

            Section 3.23. Transactions with Management.

      Except for (a) deposits, all of which are on terms and conditions comparable to those made available to other customers of Allaire at the time such deposits were entered into, (b) arm's length loans to employees entered into in the ordinary course of business, (c) the agreements listed on Schedule 3.16, (d) obligations under the Allaire Employee Benefit Plans set forth in
Schedule 3.12, and (e) the items described on Schedule 3.23 and any loans or deposit agreements entered into in the ordinary course with customers of Allaire, there are no contracts with or commitments to directors, officers or employees involving the expenditure of more than $5,000 as to any one individual, including, with respect to any business directly or indirectly controlled by any such Person, or $5,000 for all such contracts for commitments in the aggregate for all such individuals.

            Section 3.24. Interest Rate Risk Management Instruments.

      Except as would not be reasonably likely to have, either individually or in the aggregate, a Material Adverse Effect on Allaire, (a) all interest rate swaps, caps, floors and option agreements and other interest rate risk management arrangements, whether entered into for the account of Allaire or for the account of a customer of Allaire, were entered into in the ordinary course of business consistent with past practice and in accordance with prudent banking practice and applicable rules, regulations and policies of any applicable Regulatory Authority and with counterparties believed to be financially responsible at the time and are legal, valid and binding obligations of Allaire enforceable against it in accordance with their terms (except as may be limited by bankruptcy, insolvency, moratorium, reorganization or similar laws affecting the rights of creditors generally and the availability of equitable remedies), and are in full force and effect, and (b) to Allaire's knowledge, there are no breaches, violations or defaults or allegations or assertions of such by any party thereunder.

            Section 3.25. Deposits.

      None of the deposits of Allaire are "brokered" deposits as such term is defined in the rules and regulations of the FDIC or are subject to any encumbrance, legal restraint or other legal process (other than garnishments, pledges, setoff rights, escrow limitations and similar actions taken in the ordinary course of business), and no portion of such deposits represents a deposit of any Affiliate (as defined below) of Allaire, except as set forth in
Schedule 3.25.

      As used in this Agreement, an "Affiliate" of a Person shall mean (i) any other Person, directly or indirectly, through one or more intermediaries, controlling, controlled by or under common control with such Person, (ii) any officer, director, partner, employer or direct or indirect beneficial owner of ten percent (10%) or greater equity or voting interest of such Person, or (iii) any other Persons for which a Person described in clause (ii) acts in any such capacity.

            Section 3.26. Accounting Controls; Disclosure Controls.

      (a) Allaire has devised and maintained systems of internal accounting control sufficient to provide reasonable assurances that: (i) all material transactions are executed in accordance with general or specific authorization of the Board of Directors and the duly authorized executive officers of Allaire;
(ii) all material transactions are recorded as necessary to permit the preparation of financial statements in conformity with GAAP consistently applied with respect to institutions such as Allaire or any other criteria applicable to such financial statements, and to maintain proper accountability for items therein; (iii) access to the material properties and assets of Allaire is permitted only in accordance with general or specific authorization of the Board of Directors and the duly authorized executive officers of Allaire; and (iv) the recorded accountability for items is compared with the actual levels at reasonable intervals and appropriate actions taken with respect to any differences.

      (b) To the extent required, Allaire has in place "disclosure controls and procedures" as defined in Rules 13a-15(e) and 15d-15(e) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), to allow Allaire's management to make timely decisions regarding required disclosures and to make the certifications of the Chief Executive Officer and Chief Financial Officer of Allaire required under the Exchange Act.

            Section 3.27. Allaire Information.

      None of the information relating to Allaire to be included in the Form S-4, in the Joint Proxy Statement which is to be mailed to the stockholders of Allaire and the shareholders of Bancorp in connection with the solicitation of their approval of this Agreement, or in any other document filed with any other Regulatory Authority in connection with the transactions contemplated by this Agreement, will be false or misleading with respect to any material fact, or omit to state any material fact necessary in order to make a statement therein not false or misleading. The portions of the Joint Proxy Statement that relate to Allaire will comply in all material respects with the provisions of the Exchange Act, and the rules and regulations thereunder, and the rules, requirements and approvals of the FDIC.

            Section 3.28. Deposit Insurance.

      The deposit accounts of Allaire are insured by the FDIC in accordance with the provisions of the Federal Deposit Insurance Act; Allaire has paid all regular premiums and special assessments and filed all reports required under the Federal Deposit Insurance Act.

            Section 3.29. Intellectual Property.

      Allaire owns or possesses valid and binding licenses and other rights to use all patents, copyrights, trade secrets, trade names, servicemarks, trademarks, computer software and other intellectual property used in its business, if any, Allaire has not received any notice of conflict with respect thereto that asserts the right of others.

            Section 3.30. Untrue Statements and Omissions.

      No representation or warranty contained in Article III of this Agreement or in the Schedules attached hereto with respect to information concerning Allaire contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

            Section 3.31. Reorganization.

      As of the date of this Agreement, Allaire is not aware of any fact or circumstance that could reasonably be expected to prevent the Combination from qualifying as a "reorganization" within the meaning of Section 368(a) of the Code.

            Section 3.32. Fairness Opinion.

      Prior to the execution of this Agreement, Allaire received an opinion from Janney Montgomery Scott LLC to the effect that as of the date thereof and based upon and subject to the matters set forth therein, the Combination Consideration is fair to the stockholders of Allaire from a financial point of view. Such opinion has not been amended or rescinded as of the date of this Agreement.

                                   ARTICLE IV.

                    REPRESENTATIONS AND WARRANTIES OF BANCORP

      Except as disclosed in a disclosure Schedule of Bancorp attached hereto, Bancorp hereby represents and warrants to Allaire as follows as of the date hereof and as of all times up to and including the Effective Time (except as otherwise expressly provided below or where the context otherwise expressly indicates, for the purposes of the representations and warranties made in this
Article IV and the other provisions of this Agreement, the term "Bancorp" shall mean Bancorp and each Bancorp Subsidiary (as hereinafter defined)):

            Section 4.01. Corporate Organization.

      (a) Bancorp is a corporation duly organized, validly existing and in good standing under the laws of the State of New Jersey. Bancorp (i) has all requisite corporate power and authority to own or lease all of its properties and assets and to carry on its business as such business is now being conducted;
(ii) is duly licensed or qualified to do business in all such places where the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it make such qualification necessary; and (iii) has in effect all federal, state and local governmental, regulatory and other authorizations, permits and licenses necessary to own or lease its properties and assets and to carry on its business as now conducted, except in each of clauses (i) through (iii) as would not be reasonably likely to have, either individually or in the aggregate, a Material Adverse Effect on Bancorp. True, correct and complete copies of the Certificate of Incorporation and the By-laws of Bancorp, each as amended to the date hereof, have been delivered to Allaire.

      (b) MCBNA is a national association duly organized, validly existing and in good standing under the laws of the United States of America. MCBNA: (i) has all requisite corporate power and authority to own or lease all of its properties and assets and to carry on its business as such business is now being conducted; (ii) is duly licensed or qualified to do business in all such places where the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it make such qualification necessary; and (iii) has in effect all federal, state and local governmental, regulatory and other authorizations, permits and licenses necessary to own or lease its properties and assets and to carry on its business as now conducted, except in each of clauses (i) through (iii) as would not be reasonably likely to have, either individually or in the aggregate, a Material Adverse Effect on MCBNA. True, correct and complete copies of the Articles of Association and the By-laws of MCBNA, each as amended to the date hereof, have been delivered to Allaire.

      (c) Each other Subsidiary of Bancorp (each a "Bancorp Subsidiary" and together with MCBNA, the "Bancorp Subsidiaries") is duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization. Each Bancorp Subsidiary: (i) has all requisite corporate power and authority to own or lease all of its properties and assets and to carry on its business as such business is now being conducted; (ii) is duly licensed or qualified to do business in all such places where the nature of the business being conducted by the Bancorp Subsidiary or the character or location of the properties and assets owned or leased by the Bancorp Subsidiary make such qualification necessary; and (iii) has in effect all federal, state and local governmental, regulatory and other authorizations, permits and licenses necessary for it to own or lease its properties and assets and to carry on its business as now conducted, except in each of clauses (i) through (iii) as would not be reasonably likely to have, either individually or in the aggregate, a Material Adverse Effect on Bancorp. True, correct and complete copies of the incorporation or organizational documents, By-laws, and operating or partnership agreements, as applicable, of the Bancorp Subsidiaries, as amended to the date hereof, have been delivered to Allaire.

      (d) The minute books of Bancorp, MCBNA and each other Bancorp Subsidiary contain complete and accurate records in all material respects of all meetings and other corporate actions held or taken by their respective shareholders and Boards of Directors (including all committees thereof).

            Section 4.02. Capitalization.

      (a) The authorized capital stock of Bancorp consists of 100,000,000 shares of common stock, par value $0.01 per share, of which 1,550,730 shares as of the date hereof are issued and outstanding (none of which is held in the treasury of Bancorp). As of the date hereof, none of the Bancorp Common Stock was reserved for issuance, except for 607,610 shares of Bancorp Common Stock reserved for issuance upon the exercise of Bancorp Stock Options (as defined below). Except for the Bancorp Stock Options, there are no outstanding options, warrants, commitments or other rights or instruments to purchase or acquire any shares of capital stock of Bancorp, or any securities or rights convertible into or exchangeable for shares of capital stock of Bancorp. All of the issued and outstanding shares of Bancorp Common Stock have been duly authorized and validly issued and all such shares are fully paid, nonassessable and free of preemptive rights (except as the same may be afforded by applicable law). As of the date of this Agreement, except pursuant to this Agreement and the Bancorp Stock Option Plans (as defined below), Bancorp does not have and is not bound by any outstanding subscriptions, options, warrants, calls, commitments or agreements of any character calling for the purchase or issuance of any shares of Bancorp capital stock or any other securities representing the right to purchase or otherwise receive any shares of Bancorp capital stock. Bancorp has furnished Allaire with a list of the aggregate number of Bancorp stock options (each a "Bancorp Stock Option" and collectively, the "Bancorp Stock Options") outstanding under the Bancorp Stock Option Plans (identified on Schedule 4.02(a)) (the "Bancorp Stock Option Plans") as of March

31, 2004 and the exercise price for such stock options. Since March 31, 2004 through the date hereof, Bancorp has not issued or awarded any options or other grants or awards under the Bancorp Stock Option Plans.

      (b) Schedule 4.02(b) lists all Bancorp Subsidiaries and indicates for each Bancorp Subsidiary as of the date of this Agreement its jurisdiction of organization and the jurisdiction(s) wherein it is qualified to do business. Except as set forth on Schedule 4.02(b), all of the issued and outstanding shares of capital stock or other equity ownership interests of the Bancorp Subsidiaries are owned by Bancorp or another Bancorp Subsidiary, free and clear of any Liens and adverse claims thereto, and all of such shares or equity ownership interests are duly authorized and validly issued and are fully paid, nonassessable and free of preemptive rights and restrictions (other than those imposed by applicable federal and state securities laws). Each Bancorp Subsidiary does not have and is not bound by any outstanding subscriptions, options, warrants, calls, commitments or agreements of any character calling for the purchase or issuance of any shares of capital stock or any other equity security of the Bancorp Subsidiary or any securities representing the right to purchase or otherwise receive any shares of capital stock or any other equity security of the Bancorp Subsidiary. There are no agreements or understandings with respect to the voting or disposition of any shares of capital stock or other equity interests of any Bancorp Subsidiary. Bancorp's ownership interests in the Bancorp Subsidiaries are in compliance with all applicable laws, rules and regulations relating to direct investment in equity ownership interests. MCBNA is the only Bancorp Subsidiary that is an "insured depository institution" as defined in the Federal Deposit Insurance Act, as amended, and the applicable regulations thereunder.

            Section 4.03. Authority; No Violation.

      (a) Bancorp has full corporate power and authority to execute and deliver this Agreement and, subject to the approval of the shareholders of Bancorp and the receipt of the Consents of the Regulatory Authorities, to consummate the transactions contemplated hereby. The Boards of Directors of Bancorp has determined that this Agreement and the transactions contemplated hereby are in the best interests of Bancorp and its shareholders and has directed that this Agreement and the transactions contemplated by this Agreement be submitted to Bancorp's shareholders for adoption at a duly held meeting of such shareholders and, except for the approval of this Agreement and the transactions contemplated by this Agreement by the affirmative vote of the holders of a majority of the outstanding shares of Bancorp Common Stock entitled to vote at such meeting, no other corporate proceedings on the part of Bancorp are necessary to approve this Agreement or to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by Bancorp and (assuming due authorization, execution and delivery by Allaire and subject to any review and approval of any Regulatory Authority) constitutes a valid and binding obligation of Bancorp, enforceable against Bancorp in accordance with its terms (except as may be limited by bankruptcy, insolvency, moratorium, reorganization or similar laws affecting the rights of creditors generally, and except that the availability of the equitable remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding may be brought).

      (b) Neither the execution and delivery of this Agreement by Bancorp, the consummation by Bancorp of the transactions contemplated hereby, nor compliance by Bancorp with any of the terms or provisions hereof, will (i) violate any provision of the Certificate of Incorporation or By-laws of Bancorp, or the Certificate of Incorporation, By-laws or any other formation document of any Bancorp Subsidiary, (ii) assuming that the Consents of the Regulatory Authorities and approvals referred to herein are duly obtained, (A) violate any statute, code, ordinance, rule, regulation, judgment, order, writ, decree or injunction applicable to Bancorp or its properties or assets, (B) violate, conflict with, result in a breach of any provision of or the loss of any benefit under, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of or a right of termination or cancellation under, accelerate the performance required by, or result in creation of any Lien upon any of the respective properties or assets of Bancorp under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which Bancorp is a party or by which it or any of its properties or assets may be bound or affected, except for such violations, conflicts, breaches or defaults that are not reasonably likely to have, either individually or in the aggregate, a Material Adverse Effect on Bancorp.

            Section 4.04. Consents and Approvals.

      Except for (i) the filings required to be made with the SEC, including, without limitation, the Form S-4 and Joint Proxy Statement and any similar filings which may be required by the FDIC, (ii) a declaration of effectiveness of the Form S-4 by the SEC, (iii) any Consents, authorizations, approvals, filings or exemptions required under the applicable provisions of federal and state securities laws relating to the regulation of broker-dealers, investment advisers or transfer agents, federal commodities laws relating to the regulation of futures commission merchants and the rules and regulations thereunder, the rules and regulations of any applicable industry SRO, the rules of the NASDAQ SmallCap Market and OTC Bulletin Board, and consumer finance, mortgage banking and other similar laws, (iv) such filings and approvals as are required to be made or obtained under the securities or "Blue Sky" laws of various states in connection with the issuance of the shares of Bancorp Common Stock pursuant to this Agreement, (v) the approval by the OCC, the FDIC and the New Jersey State Department of Banking and Insurance of this Agreement, (vi) the approval by the Boards of Directors of Bancorp and Allaire and the requisite vote of the shareholders of Bancorp and stockholders of Allaire, and (vii) filings, if any, required on behalf of Allaire, no corporate action or Consents of, approvals of or filings or registrations with any Regulatory Authority or Governmental Entity is or are necessary in connection with (A) the execution and delivery by Bancorp of this Agreement and (B) the consummation by Bancorp of the Combination and the other transactions contemplated by this Agreement.

            Section 4.05. Reports.

      (a) Bancorp has timely filed all reports, registrations and statements, together with any amendments required to be made with respect thereto, that it was required to file since January 1, 2000, with all applicable Regulatory Authorities, and all other reports and statements required to be filed by it since January 1, 2000, and has paid all fees and assessments due and payable in connection therewith, except where the failure to file such report, registration or statement or to pay such fees and assessments is not reasonably likely to have, either individually or in the aggregate, a Material Adverse Effect on Bancorp. Except for normal examinations conducted by a Regulatory Authority in the ordinary course of the business of Bancorp, no Regulatory Authority has initiated or has pending any proceeding or, to the knowledge of Bancorp, investigation into the business or operations of Bancorp since January 1, 2000, except where such proceedings or investigation is not reasonably likely to have, either individually or in the aggregate, a Material Adverse Effect on Bancorp. There (i) is no unresolved violation, criticism, or exception by any Regulatory Authority with respect to any report or statement relating to any examinations or inspections of Bancorp and (ii) has been no formal or informal inquiries by, or disagreements or disputes with, any Regulatory Authority with respect to the business, operations, policies or procedures of Bancorp since January 1, 2000, that are reasonably likely to have, either individually or in the aggregate, a Material Adverse Effect on Bancorp.

      (b) Bancorp has previously delivered to Allaire copies of the call reports of MCBNA as of and for each of the years ended December 31, 2003, December 31, 2002 and December 31, 2001, and call reports for the quarter ended March 31, 2004, and Bancorp shall deliver to Allaire, as soon as practicable following the preparation of additional call reports for each subsequent calendar quarter (or other reporting period) or year, the call reports of MCBNA as of and for such subsequent calendar quarter (or other reporting period) or year (such call reports, unless otherwise indicated, being hereinafter referred to collectively as the "Bancorp Regulatory Reports"). To the extent not prohibited by law, Bancorp has heretofore delivered or made available, or caused to be delivered or made available, to Allaire all reports and filings made or required to be made by Bancorp with the Regulatory Authorities, and will from time to time hereafter furnish to Allaire, upon filing or furnishing the same to the Regulatory Authorities, all such reports and filings made after the date hereof with the Regulatory Authorities. As of the respective dates of such reports and filings, all such reports and filings did not and shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Each of the Bancorp Regulatory Reports has been or will be prepared in all material respects in accordance with regulatory accounting principles, as applicable, which principles have been or will be consistently applied during the periods involved, except as otherwise noted therein. Each of the Bancorp Regulatory Reports fairly presents or will fairly present the financial position of Bancorp as of the respective dates thereof and fairly presents or will fairly present the results of operations of Bancorp for the respective periods therein set forth.

            Section 4.06. Financial Statements.

      (a) Bancorp has previously delivered to Allaire copies of the audited consolidated financial statements of Bancorp as of and for the years ended December 31, 2003, December 31, 2002 and December 31, 2001, and unaudited consolidated financial statements for the quarter ended March 31, 2004, and Bancorp shall deliver to Allaire, as soon as practicable following the preparation of additional financial statements for each subsequent calendar quarter (or other reporting period) or year of Bancorp, the additional consolidated financial statements of Bancorp as of and for such subsequent calendar quarter (or other reporting period) or year (such financial statements, unless otherwise indicated, being hereinafter referred to collectively as the "Bancorp Financial Statements").

      (b) Each of the Bancorp Financial Statements (including the related notes) has been or will be prepared in all material respects in accordance with GAAP, which principles have been or will be consistently applied during the periods involved, except as otherwise noted therein, and the books and records of Bancorp have been, are being, and will be maintained in all material respects in accordance with applicable legal and accounting requirements and reflect only actual transactions. Each of the Bancorp Financial Statements (including the related notes) fairly presents or will fairly present the financial position of Bancorp on a consolidated basis, as of the respective dates thereof and fairly presents or will fairly present the results of operations of Bancorp on a consolidated basis for the respective periods therein set forth.

      (c) Except for those liabilities that are reflected or reserved against on the consolidated balanced sheet of Bancorp dated March 31, 2004 and for liabilities incurred in the ordinary course of business consistent with past practice since such date, Bancorp has not incurred any liability of any nature whatsoever (whether absolute, accrued, contingent or otherwise and whether due or to become due) that has had or is reasonably likely to have, either individually or in the aggregate, a Material Adverse Effect on Bancorp.

            Section 4.07. Broker's Fees; Financial Advisor's Fees.

      Neither Bancorp nor any of its officers or directors has employed any broker or finder or incurred any liability for any broker's fees, commissions or finder's fees in connection with the Combination or related transactions contemplated by this Agreement. However, Bancorp has retained Sandler, O'Neill & Partners, L.L.P. to provide financial advisory services and render a fairness opinion with respect to the Combination and is obligated to pay the fees and expenses for such services.

            Section 4.08. Absence of Certain Changes or Events.

      (a) Except as set forth in Schedule 4.08, since December 31, 2003, Bancorp has not incurred any obligation or liability (contingent or otherwise) that has or might reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Bancorp, except obligations and liabilities (i) which are accrued or reserved against in the Bancorp Financial Statements or the Bancorp Regulatory Reports, or reflected in the notes thereto, or (ii) which were incurred after December 31, 2003, in the ordinary course of business consistent with past practices. Since December 31, 2003, Bancorp has not incurred or paid any obligation or liability which would be material to the Condition of Bancorp, except as may have been incurred or paid in the ordinary course of business, consistent with past practices.

      (b) Since December 31, 2003, there has not been (i) any declaration, payment or setting aside of any dividend or distribution (whether in cash, stock or property) in respect of Bancorp Common Stock or (ii) any change or any event involving a prospective change in the Condition of Bancorp, or a combination of any such change(s) and any such event(s) which has had, or is reasonably likely to have, a Material Adverse Effect on Bancorp, including, without limitation, any change in the administration or supervisory standing or rating of Bancorp with any Regulatory Authority, and no fact or condition exists as of the date hereof which might reasonably be expected to cause any such event or change in the future.

      (c) Since December 31, 2003, no event or events have occurred that have had or are reasonably likely to have, either individually or in the aggregate, a Material Adverse Effect on Bancorp.

      (d) Since December 31, 2003 through and including the date of this Agreement, Bancorp has carried on its business in all material respects in the ordinary course.

            Section 4.09. Loan Portfolio.

      Except as set forth in Schedule 4.09, all evidences of indebtedness in original principal amount in excess of $500,000 reflected as assets in the Bancorp Financial Statements and the Bancorp Regulatory Reports as of March 31, 2004, were as of such date in all respects the binding obligations of the respective obligors named therein in accordance with their respective terms, and were not subject to any defenses, setoffs, or counterclaims, except as may be provided by bankruptcy, insolvency or similar laws or by general principles of equity.

            Section 4.10. Legal Proceedings; Agreements with Regulatory
Agencies.

      (a) Except as set forth in Schedule 4.10, Bancorp is not a party to any, and there are no pending or, to the knowledge of Bancorp, threatened, judicial, administrative, arbitral or other proceedings, claims, actions, causes of action or governmental or regulatory investigations against Bancorp challenging the validity of the transactions contemplated by this Agreement. There is no proceeding, claim, action or governmental or regulatory investigation against Bancorp, no judgment, decree, injunction, rule or order of any court, governmental department, commission, agency, instrumentality or arbitrator outstanding or, to the knowledge of Bancorp, threatened against Bancorp which has had, or is reasonably likely to have, a Material Adverse Effect on Bancorp. Bancorp is not a party to any agreement, order or memorandum in writing by or with any Regulatory Authority restricting the operations of Bancorp, and no Regulatory Authority has advised Bancorp that such Regulatory Authority is contemplating issuing or requesting the issuance of any such order or memorandum in the future.

      (b) Bancorp (i) is not subject to any cease-and-desist or other order or enforcement action issued by, (ii) is a party to any written agreement, consent agreement or memorandum of understanding with, (iii) is not a party to any commitment letter or similar undertaking with, (iv) is not subject to any order or directive by, (v) has not been ordered to pay any civil money penalty by,
(vi) since January 1, 2000, has not been a recipient of any supervisory letter from, or since January 1, 2000, has not adopted any policies, procedures or board resolutions at the request or suggestion of, any Regulatory Agency or other Governmental Entity that currently restricts in any material respect the conduct of its business or that in any material manner relates to its capital adequacy, its ability to pay dividends, its credit or risk management policies, its management or its business, other than those of general application that apply to similarly-situated financial institutions or their subsidiaries (each item in this sentence, whether or not disclosed in Schedule 4.10, a "Bancorp Regulatory Agreement"), nor has Bancorp been advised since January 1, 2000 by any Regulatory Agency or Governmental Entity that it is considering issuing, initiating, ordering or requesting any such Bancorp Regulatory Agreement.

            Section 4.11. Taxes and Tax Returns.

      (a) Bancorp has previously delivered or made available to Allaire copies of the federal, state and local income Tax returns of Bancorp for the years 2003, 2002 and 2001 and all schedules and exhibits thereto, and such returns have not been examined by the Internal Revenue Service or any other taxing authority. Except as reflected in Schedule 4.11, Bancorp has duly filed in correct form all federal, state and local information returns and Tax returns required to be filed on or prior to the date hereof, and Bancorp has duly paid or made adequate provisions for the payment of all Taxes and other governmental charges which are owed by Bancorp to, or claimed to be due from it by, any federal, state or local taxing authorities, whether or not reflected in such returns, other than Taxes and other charges which (i) are not yet delinquent or are being contested in good faith, or (ii) have not been finally determined and have adequately been reserved against. The amounts set forth as liabilities for Taxes on the Bancorp Financial Statements and the Bancorp Regulatory Reports are sufficient, in the aggregate, for the payment of all unpaid federal, state and local Taxes (including any interest or penalties thereon), whether or not disputed, accrued or applicable, for the periods then ended, and have been computed in accordance with GAAP. Bancorp is not responsible for the Taxes of any other Person, under Treasury Regulation 1.1502-6 or any similar provision of federal, state or foreign law.

      (b) Except as disclosed in Schedule 4.11, Bancorp has not executed an extension or waiver of any statute of limitations on the assessment or collection of any federal, state or local Taxes due that is currently in effect, and all deferred Taxes of Bancorp, have been adequately provided for in the Bancorp Financial Statements.

      (c) There are no material disputes pending, or claims asserted, for Taxes or assessments upon Bancorp for which Bancorp does not have adequate reserves. Bancorp is not a party to and is not bound by any Tax sharing, allocation or indemnification agreement or arrangement (other than such an agreement or arrangement exclusively between or among Bancorp and any of the Bancorp Subsidiaries). No disallowance of a deduction under Section 162(m) of the Code for employee remuneration of any amount paid or payable by Bancorp under any contract, plan, program or arrangement or understanding would be reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Bancorp.

      (d) There has not been an ownership change, as defined in Section 482(g) of the Code, of Bancorp that occurred during or after any taxable period in which Bancorp incurred an operating loss that carries over to any taxable period ending after the fiscal year of Bancorp immediately preceding the date of this Agreement.

      (e) (i) Proper and accurate amounts have been withheld by Bancorp from its employees and others for all prior periods in compliance in all material respects with the Tax withholding provisions of all applicable federal, state and local laws and regulations, and proper due diligence steps have been taken in connection with back-up withholding; (ii) federal, state and local Tax returns have been filed by Bancorp for all periods for which returns were due with respect to withholding, Social Security and unemployment Taxes or charges due to any federal, state or local taxing authority; and (iii) the amounts shown on such returns to be due and payable have been paid in full or adequate provisions therefor have been included by Bancorp in the Bancorp Financial Statements.

            Section 4.12. Employee Benefit Plans.

      (a) Bancorp does not have nor maintains any "employee benefit plan," as defined in Section 3(3) of ERISA, except as described in Schedule 4.12(a) (collectively, the "Bancorp Employee Benefit Plans" and individually, a "Bancorp Employee Benefit Plan"). Bancorp has, with respect to each Bancorp Employee Benefit Plan, delivered or made available to Allaire true and complete copies of: (i) all plan texts and agreements and related trust agreements or annuity contracts and any amendments thereto; (ii) all summary plan descriptions and material employee communications; (iii) the Form 5500 filed in each of the most recent actuarial valuation (if any); (iv) the most recent annual and periodic accounting of plan assets; (v) if the Bancorp Employee Benefit Plan is intended to qualify under Section 401(a) or 404(a) of the Code, the most recent determination letter received from the Internal Revenue Service; and (vi) all material communications with any Governmental Entity (including, without limitation, the Department of Labor, Internal Revenue Service and the PBGC).

      (b) Except as described in Schedule 4.12(b), no Bancorp Employee Benefit Plan is a defined benefit plan. None of Bancorp nor any pension plan maintained by it has incurred any liability to the PBGC or the Internal Revenue Service with respect to any pension plan qualified under Section 401 of the Code, except liabilities to the PBGC pursuant to Section 4007 of ERISA, all of which have been fully paid. No reportable event under Section 4043(b) of ERISA (including events waived by PBGC regulation) has occurred with respect to any such pension plan.

      (c) Bancorp has not incurred any liability under Section 4201 of ERISA for a complete or partial withdrawal from, or agreed to participate in, any multi-employer plan, as such term is defined in Section 3(37) of ERISA.

      (d) All Bancorp Employee Benefit Plans comply with the applicable provisions of ERISA and the Code that are applicable, or intended to be applicable, including, but not limited to, COBRA, HIPAA and any applicable similar state law. Bancorp has no material liability under any Bancorp Employee Benefit Plan that is not reflected in the Bancorp Financial Statements or the Bancorp Regulatory Reports. Neither Bancorp, any Bancorp Employee Benefit Plan or any employee, administrator or agent thereof, is or has been in violation of the transaction code set rules under HIPAA ss.ss.1172-1174 or the HIPAA privacy rules under 45 CFR Part 160 and subparts A and E of Part 165. No penalties have been imposed on Bancorp, any Bancorp Employee Benefit Plan, or any employee, administrator or agent thereof, under HIPAA ss.1176 or ss.1177.

      (e) No prohibited transaction (which shall mean any transaction prohibited by Section 406 of ERISA and not exempt under Section 408 of ERISA) has occurred with respect to any Bancorp Employee Benefit Plan which would result in the imposition, directly or indirectly, of an excise Tax under Section 4975 of the Code or a civil penalty under Section 502(i) of ERISA; and no actions have occurred which could result in the imposition of a penalty under any section or provision of ERISA.

      (f) No Bancorp Employee Benefit Plan which is a defined benefit pension plan has any "unfunded current liability," as that term is defined in Section 302(d)(8)(A) of ERISA, and the present fair market value of the assets of any such plan exceeds the plan's "benefit liabilities," as that term is defined in Section 4001(a)(16) of ERISA, when determined under actuarial factors that would apply if the plan terminated in accordance with all applicable legal requirements.

      (g) Except as described in Schedule 4.12(g), neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (i) result in any payment or obligation (including, without limitation, severance, bonus, deferred compensation, retirement, unemployment compensation, golden parachute or otherwise) becoming due to any director or any officer or employee of Bancorp under any Bancorp Employee Benefit Plan or otherwise, (ii) increase any benefits or obligations otherwise payable under any benefit plan, or (iii) result in any acceleration of the time of payment or vesting of any such benefits or obligations.

      (h) No Bancorp Employee Benefit Plan is a multiemployer plan as defined in
Section 414(f) of the Code or Section 3(37) or 4001(a)(3) of ERISA. Bancorp has never been a party to or participant in a multiemployer plan.

      (i) There are no actions liens, suits or claims pending or threatened (other than routine claims for benefits) with respect to any Bancorp Employee Benefit Plan or against the assets of any Bancorp Employee Benefit Plan. No assets of Bancorp are subject to any Lien under Section 302(f) of ERISA or
Section 12(n) of the Code.

      (j) Each Bancorp Employee Benefit Plan which is intended to qualify under
Section 401(a) or 403(a) of the Code so qualifies and its related trust is exempt from taxation under Section 501(a) of the Code. No event has occurred or circumstance exists that will or could give rise to a disqualification or loss of tax-exempt status of any such plan or trust.

      (k) No Bancorp Employee Benefit Plan is a multiple employer plan within the meaning of Section 413(c) of the Code or Section 4063, 4064, or 4066 of ERISA. No Bancorp Employee Benefit Plan is a multiple employer welfare arrangement as defined in Section 3(40) of ERISA.

      (l) Each Bancorp Employee Benefit Plan that is an employee pension benefit plan as defined in Section 3(2) of ERISA, and not qualified under Section 401(a) or 403(a) of the Code, is exempt from Part 2, 3 and 4 of Title I of ERISA as an unfunded plan that is maintained primarily for the purpose of providing deferred compensation for a select group of management or highly compensation employees, pursuant to Section 201(2), 301(a)(3) and 401(a)(1) of ERISA. Except as disclosed on Schedule 4.12(l), no assets of Bancorp are allocated to or held in a grantor trust or "rabbi trust" or similar funding vehicle.

      (m) Except as set forth on Schedule 4.12(m), no Bancorp Employee Benefit Plan provides benefits to any current or former employee of Bancorp following the retirement or other termination of service (other than coverage mandated by COBRA, the cost of which is fully paid by the current or former employee or his or her dependents). Any such Bancorp Employee Benefit Plan may be amended or terminated at any time by unilateral action of Bancorp.

      (n) With respect to each Bancorp Employee Benefit Plan, there are no funded benefit obligations for which contributions have not been made or properly accrued and there are no unfunded benefit obligations that have not been accounted for by reserves or otherwise properly footnoted in accordance with GAAP on the Bancorp Financial Statements.

            Section 4.13. Title and Related Matters.

      (a) Bancorp has good title, and as to owned real property, has good and marketable title in fee simple absolute, to all assets and properties, real or personal, tangible or intangible, reflected as owned by or leased or subleased by or carried under its name on the Bancorp Financial Statements or the Bancorp Regulatory Reports or acquired subsequent thereto (except to the extent that such assets and properties have been disposed of for fair value in the ordinary course of business since December 31, 2003), free and clear of all Liens, except for (i) those Liens reflected in the Bancorp Financial Statements and the Bancorp Regulatory Reports, (ii) statutory Liens for amounts not yet delinquent or which are being contested in good faith, and (iii) Liens that are not in the aggregate material to the Condition of Bancorp.

      (b) All agreements pursuant to which Bancorp leases, subleases or licenses material real or material personal properties from others are valid, binding and enforceable in accordance with their respective terms, and there is not, under any of such leases or licenses, any existing default or event of default, or any event which with notice or lapse of time, or both, would constitute a default or force majeure, or provide the basis for any other claim of excusable delay or nonperformance, except for defaults which, individually or in the aggregate, would not have a Material Adverse Effect on Bancorp. Bancorp shall have all right, title and interest as a lessee under the terms of each lease or sublease, free and clear of all Liens, claims or encumbrances (other than the rights of the lessor) as of the Effective Time.

      (c) Except as set forth in Schedule 4.13(c), (i) all of the buildings, structures and fixtures owned, leased or subleased by Bancorp are in good operating condition and repair, subject only to ordinary wear and tear and/or minor defects which do not interfere with the continued use thereof in the conduct of normal operations, and (ii) all of the material personal properties owned, leased or subleased by Bancorp are in good operating condition and repair, subject only to ordinary wear and tear and/or minor defects which do not interfere with the continued use thereof in the conduct of normal operations.

            Section 4.14. Real Estate.

      (a) Schedule 4.14(a) identifies each parcel of real estate or interest therein owned, leased or subleased by Bancorp or in which Bancorp has any ownership or leasehold interest.

      (b) Schedule 4.14(b) lists or otherwise describes each and every written or oral lease or sublease, together with the current name and address of the landlord or sublandlord and the landlord's property manager (if any), under which Bancorp is the lessee of any real property and which related in any manner to the operation of the business of Bancorp.

      (c) Bancorp has not violated, and is not currently in violation of, any law, regulation or ordinance relating to the ownership or use of the real estate and real estate interests described in Schedule 4.14(a) and Schedule 4.14(b) including, but not limited to, any law, regulation or ordinance relating to zoning, building, occupancy, environmental or comparable matter.

      (d) As to each parcel of real property owned or used by Bancorp, there are no pending or, to the knowledge of Bancorp, threatened condemnation proceedings, litigation proceedings or mechanic's or materialmen's Liens.

            Section 4.15. Environmental Matters.

      (a) Each of Bancorp, the Bancorp Participation Facilities (as defined below), and the Bancorp Loan Properties (as defined below) are, and have been, in material compliance, and there are no present circumstances that would prevent or interfere with the continuation of such material compliance, with all applicable federal, state and local laws, including common law, rules, regulations and ordinances, and with all applicable decrees, orders and contractual obligations, relating to pollution or the protection of the environment or the discharge of, or exposure to, Hazardous Materials in the environment or workplace.

      As used herein, the term "Bancorp Participation Facility" shall mean any facility in which Bancorp has engaged in Participation in the Management (as defined in 40 C.F.R. ss.300.1100(c)) of such facility, and, where required by the context, includes the owner or operator of such facility, but only with respect to such facility (collectively, the "Bancorp Participation Facilities").

      As used herein, the term "Bancorp Loan Property" shall mean any property owned by Bancorp or in which Bancorp holds a security interest, and, where required by the context, includes the owner or operator of such property, but only with respect to such property (collectively, the "Bancorp Loan Properties").

      (b) There is no litigation pending or, to the knowledge of Bancorp, threatened before any Governmental Entity in which Bancorp or any Participation Facility has been or, with respect to threatened litigation, may be, named as defendant (i) for alleged noncompliance (including by any predecessor) with respect to any Environmental Law or (ii) relating to the release into the environment of any Hazardous Material, whether or not occurring at, on or involving a site owned, leased or operated by Bancorp or any Bancorp Participation Facility.

      (c) There is no litigation pending or, to the knowledge of Bancorp, threatened before any Governmental Entity in which any Bancorp Loan Property (or Bancorp in respect of such Bancorp Loan Property) has been or, with respect to threatened litigation, may be, named as a defendant or potentially responsible party (i) for alleged noncompliance (including by any predecessor) with any Environmental Law or (ii) relating to the release into the environment of any Hazardous Material, whether or not occurring at, on or involving a Bancorp Loan Property.

      (d) To the knowledge of Bancorp, there is no reasonable basis for any litigation of a type described in Section 4.15(b) and Section 4.15(c) of this Agreement.

      (e) During the period of (i) ownership or operation by Bancorp of any of its current properties, (ii) Participation by Bancorp in the Management of any Bancorp Participation

Facility, or (iii) holding by Bancorp of a security interest in any Bancorp Loan Property, there have been no releases of Hazardous Material in, on under or affecting such properties.

      (f) Prior to the period of (i) ownership or operation by Bancorp of any of its current properties, (ii) Participation by Bancorp in the Management of any Bancorp Participation Facility, or (iii) holding by Bancorp of a security interest in any Bancorp Loan Property, to the knowledge of Bancorp, there were no releases of Hazardous Material or oil in, on, under or affecting any such property, Bancorp Participation Facility or Bancorp Loan Property.

            Section 4.16. Commitments and Contracts.

      (a) Except as set forth in Schedule 4.16(a), Bancorp is not a party to or bound by any contract, arrangement, commitment or understanding (whether written or oral) (i) that is a "material contract" (as such term is defined in Item 601(b)(10) of Regulation S-K of the SEC) to be performed after the date of this Agreement that has not been disclosed to Allaire, (ii) that would materially restrict the conduct of any material line of business of Bancorp upon consummation of the Combination, (iii) with or to a labor union or guild (including any collective bargaining agreement) or (iv) any of the benefits of which will be increased, or the vesting of the benefits of which will be automatically accelerated, by the execution of this Agreement, the occurrence of any shareholder approval or the consummation of any of the transactions contemplated by this Agreement, or the value of any of the benefits of which will be calculated on the basis of or affected by any of the transactions contemplated by this Agreement. Each contract, arrangement, commitment or understanding of the type described in this Section 4.16(a), whether or not set forth in a Schedule attached hereto, is referred to as a "Bancorp Contract," and Bancorp does not know of, and has received no notice of, any violation of the above by any of the other parties thereto that is reasonably likely to have, either individually or in the aggregate, a Material Adverse Effect on Bancorp.

      (b) With such exceptions that are not reasonably likely to have, either individually or in the aggregate, a Material Adverse Effect on Bancorp, (i) each Bancorp Contract is valid and binding on Bancorp, and is in full force and effect, (ii) Bancorp has in all material respects performed all obligations required to be performed by it to date under each Bancorp Contract, and (iii) no event or condition exists that constitutes or, after notice or lapse of time or both, will constitute, a material default on the part of Bancorp, or constitute a force majeure, or provide the basis for any other claim of excusable delay or non-performance under such Bancorp Contract.

      (c) Except as set forth in Schedule 4.16(c), Bancorp is not a party or subject to any of the following (whether written or oral, express or implied):

            (i) Any employment contract or understanding (including any understandings or obligations with respect to severance or termination pay liabilities or fringe benefits) with any present or former officer, director, employee, including in any such Person's capacity as a consultant (other than those which are terminable at will without any further amount being payable thereunder);

            (ii)  Any labor contract or agreement with any labor union;

            (iii) Any contract or agreement which limits the ability of Bancorp to compete in any line of business or which involves any restriction of the geographical area in which Bancorp may carry on its business (other than as may be required by law or applicable regulatory authorities);

            (iv) Any lease (other than real estate leases described on Schedule 4.14) or other agreements or contracts with annual payments aggregating $50,000 or more; or

            (v) Any other contract or agreement which would be required to be disclosed in reports filed by Bancorp with the Federal Reserve Bank of New York, the OCC or the FDIC and which has not been so disclosed.

      (d) Except as set forth on Schedule 4.16(d), (i) neither the execution of this Agreement nor the consummation of the transactions contemplated hereby will result in termination of any of the material service contracts (including leases, agreements or licenses) to which Bancorp is a party ("Bancorp Service Contracts"), or modification or acceleration of any of the terms of such Bancorp Service Contracts; and (ii) no Consents are required to be obtained and no notices are required to be given in order for the Bancorp Service Contracts to remain effective, without any modification or acceleration of any of the terms thereof, following the consummation of the transactions contemplated by this Agreement.

            Section 4.17. Regulatory, Accounting and Tax Matters.

      Bancorp has not taken or agreed to take any action and has no knowledge of any fact and has not agreed to any circumstance that would (a) materially impede or delay receipt of any Consent of any Regulatory Authorities required to consummate the transactions contemplated by this Agreement, including matters relating to the Community Reinvestment Act and protests thereunder; or (b) prevent the transactions contemplated by this Agreement from qualifying as a "reorganization" within the meaning of Section 368(a) of the Code.

            Section 4.18. Registration Obligations.

      Except with respect to obligations set forth herein as to Allaire Stock Options or set forth on Schedule 4.18, Bancorp is not under any obligation, contingent otherwise, which will survive the Combination to register any of its securities under the Securities Act or any state securities laws.

            Section 4.19. Antitakeover Provisions.

      Bancorp has taken all actions required to exempt Bancorp, this Agreement and the Combination from any provisions of an antitakeover nature contained in their organizational documents and the provisions of any federal or state "antitakeover," "fair price," "moratorium," "control share acquisition" or similar laws or regulations.

            Section 4.20. Insurance.

      Bancorp is presently insured as set forth on Schedule 4.20, and during each of the past three calendar years has been insured, for such amounts against such risks as companies or institutions engaged in a similar business would, in accordance with good business practice, customarily be insured. To the knowledge of Bancorp, the policies of fire, theft, liability and other insurance maintained with respect to the assets or businesses of Bancorp provide adequate coverage against loss, and the fidelity bonds in effect as to which Bancorp is named an insured are sufficient for their purpose.

            Section 4.21. Labor.

      (a) No work stoppage involving Bancorp is pending as of the date hereof nor to the knowledge of Bancorp, threatened. Bancorp is not involved in, or, to the knowledge of Bancorp, threatened with or affected by, any proceeding asserting that Bancorp has committed an unfair labor practice or any labor dispute, arbitration, lawsuit or administrative proceeding which might reasonably be expected to have a Material Adverse Effect on Bancorp. No union represents or claims to represent any employees of Bancorp, and, to the knowledge of Bancorp, no labor union is attempting to organize employees of Bancorp.

      (b) Bancorp has made available to Allaire a true and complete list of all employees of Bancorp as of the date hereof, together with the employee position, title, salary and date of hire. Schedule 4.21 sets forth a true and complete list of each benefit or compensation plan, arrangement or agreement, and any material bonus, incentive, deferred compensation, vacation, stock purchase, stock option, severance, employment, change of control or fringe benefit plan, program or agreement that is maintained, or contributed to, for the benefit of current or former directors or employees of Bancorp or with respect to which Bancorp may, directly or indirectly, have any liability, as of the date of this Agreement. Except as set forth on Schedule 4.21, the consummation of the transactions contemplated hereby will not cause Bancorp to incur or suffer any liability relating to, or obligation to pay, severance, termination or other payments to any person or entity. Except as set forth on Schedule 4.21 hereto, no employee of Bancorp has any contractual right to continued employment by Bancorp.

      (c) Bancorp is in compliance with all applicable law and regulations relating to employment or the workplace, including, without limitation, provisions relating to wages, hours, collective bargaining, safety and health, work authorization, equal employment opportunity, immigration and the withholding of income taxes, unemployment compensation, workers compensation, employee privacy and right-to-know and social security contributions.

      (d) Except as set forth on Schedule 4.21 hereto, there has not been, there is not presently pending or existing and there is not threatened any proceeding against or affecting Bancorp relating to the alleged violation of any legal requirement pertaining to labor relations or employment matters, including any charge or complaint filed by an employee or union with the National Labor Relations Board, the Equal Employment Opportunity Commission or any comparable governmental body.

            Section 4.22. Compliance with Applicable Laws.

      Bancorp has conducted its business in accordance with all applicable federal, state and local laws, regulations and orders, and is in material compliance with such laws, regulations and orders. Except as disclosed in
Schedule 4.22:

      (a) Bancorp is not in violation of any laws, orders or permits applicable to its business or the employees or agents or representatives conducting its business (other than where such violation will not, alone or in the aggregate, have a Material Adverse Effect on Bancorp).

      (b) Bancorp has not received a notification or communication from any Governmental Entity or any Regulatory Authority or the staff thereof (i) asserting that Bancorp is not in compliance with any laws or orders which such Governmental Entity or Regulatory Authority enforces (other than where such noncompliance will not, alone or in the aggregate, have a Material Adverse Effect on Bancorp), (ii) threatening to revoke any permit or license (other than licenses or permits the revocation of which will not, alone or in the aggregate, have a Material Adverse Effect on Bancorp), (iii) requiring Bancorp to enter into any cease and desist order, formal agreement, commitment or memorandum of understanding, or to adopt any resolutions or similar undertakings, or (iv) directing, restricting or limiting, or purporting to direct, restrict or limit in any material manner, the operations of Bancorp, including, without limitation, any restrictions on the payment of dividends, or that in any manner relates to such entity's capital adequacy, credit policies, management or business.

      (c) Except as is not reasonably likely to have, either individually or in the aggregate, a Material Adverse Effect on Bancorp, Bancorp has properly administered all accounts for which it acts as a fiduciary, including accounts for which it serves as a trustee, agent, custodian, personal representative, guardian, conservator or investment advisor, in accordance with the terms of the governing documents, applicable state and federal law and regulation and common law. None of Bancorp, or any director, officer or employee of Bancorp, has committed any breach of trust or fiduciary duty with respect to any such fiduciary account that is reasonably likely to have, either individually or in the aggregate, a Material Adverse Effect on Bancorp, and the accountings for each such fiduciary account are true and correct and accurately reflect the assets of such fiduciary account.

      (d) Bancorp is not aware of, has not been advised of, or has no reason to believe that any facts or circumstances exist, which would cause Bancorp (i) to be deemed to be operating in violation in any material respect of the Bank Secrecy Act, the USA PATRIOT Act, and all regulations promulgated thereunder, any order issued with respect to anti-money laundering by the U.S. Department of the Treasury's Office of Foreign Assets Control, or any other applicable anti-money laundering statue, rule or regulation; or (ii) to be deemed not to be in satisfactory compliance in any material respect with the applicable privacy of customer information requirements contained in any federal and state privacy laws and regulations, including, without limitation, Title V of the Gramm-Leach-Bliley Act of 1999 and the regulations promulgated thereunder, as well as the provisions of the information security program adopted by MCBNA pursuant to 12 C.F.R. Part 570. Furthermore, the Board of Directors of MCBNA has adopted and MCBNA has implemented an anti-money laundering program that contains adequate and appropriate customer identification verification procedures that comply with Section 326 of the

USA PATRIOT Act and such anti-money laundering program meets the requirements in all material respects of Section 352 of the USA PATRIOT Act and the regulations thereunder.

            Section 4.23. Transactions with Management.

      Except for (a) deposits, all of which are on terms and conditions comparable to those made available to other customers of MCBNA at the time such deposits were entered into, (b) arm's length loans to employees entered into in the ordinary course of business, (c) the agreements listed on Schedule 4.16, (d) obligations under employee benefit plans of Bancorp set forth in Schedule 4.12, and (e) the items described on Schedule 4.23 and any loans or deposit agreements entered into in the ordinary course with customers of MCBNA, there are no contracts with or commitments to directors, officers or employees involving the expenditure of more than $5,000 as to any one individual, including, with respect to any business directly or indirectly controlled by any such Person, or $5,000 for all such contracts for commitments in the aggregate for all such individuals.

            Section 4.24. Interest Rate Risk Management Instruments.

      Except as would not be reasonably likely to have, either individually or in the aggregate, a Material Adverse Effect on Bancorp, (a) all interest rate swaps, caps, floors and option agreements and other interest rate risk management arrangements, whether entered into for the account of Bancorp or for the account of a customer of Bancorp, were entered into in the ordinary course of business consistent with past practice and in accordance with prudent banking practice and applicable rules, regulations and policies of any applicable Regulatory Authority and with counterparties believed to be financially responsible at the time and are legal, valid and binding obligations of Bancorp enforceable against it in accordance with their terms (except as may be limited by bankruptcy, insolvency, moratorium, reorganization or similar laws affecting the rights of creditors generally and the availability of equitable remedies), and are in full force and effect, and (b) to Bancorp's knowledge, there are no breaches, violations or defaults or allegations or assertions of such by any party thereunder.

            Section 4.25. Deposits.

      None of the deposits of MCBNA are "brokered" deposits as such term is defined in the regulations of the FDIC or are subject to any encumbrance, legal restraint or other legal process (other than garnishments, pledges, setoff rights, escrow limitations and similar actions taken in the ordinary course of business), and no portion of such deposits represents a deposit of any Affiliate of Bancorp's except as set forth in Schedule 4.25.

            Section 4.26. Accounting Controls; Disclosure Controls.

      (a) Bancorp has devised and maintained systems of internal accounting control sufficient to provide reasonable assurances that: (i) all material transactions are executed in accordance with general or specific authorization of the Board of Directors and the duly authorized executive officers of Bancorp;
(ii) all material transactions are recorded as necessary to permit the preparation of financial statements in conformity with GAAP consistently applied with respect to institutions such as Bancorp or any other criteria applicable to such financial statements, and to maintain proper accountability for items therein; (iii) access to the material properties and assets of Bancorp permitted only in accordance with general or specific authorization of the Board of Directors and the duly authorized executive officers of Bancorp; and (iv) the recorded accountability for items is compared with the actual levels at reasonable intervals and appropriate actions taken with respect to any differences.

      (b) To the extent required, Bancorp has in place "disclosure controls and procedures" as defined in Rules 13a-15(e) and 15d-15(e) of the Exchange Act to allow Bancorp's management to make timely decisions regarding required disclosures and to make the certifications of the Chief Executive Officer and Chief Financial Officer of Bancorp required under the Exchange Act.

            Section 4.27. Bancorp Information.

      None of the information relating to Bancorp to be included in the Form S-4, in the Joint Proxy Statement which is to be mailed to the shareholders of Bancorp and the stockholders of Allaire in connection with the solicitation of their approval of this Agreement, or in any other document filed with any other Regulatory Authority in connection with the transactions contemplated by this Agreement, will be false or misleading with respect to any material fact, or omit to state any material fact necessary in order to make a statement therein not false or misleading. The portions of the Joint Proxy Statement that relate to Bancorp will comply in all material respects with the provisions of the Exchange Act, and the rules and regulations thereunder, and the rules, requirements and approvals of the FDIC.

            Section 4.28. Deposit Insurance.

      The deposit accounts of MCBNA are insured by the FDIC in accordance with the provisions of the Federal Deposit Insurance Act; MCBNA has paid all regular premiums and special assessments and filed all reports required under the Federal Deposit Insurance Act.

            Section 4.29. Intellectual Property.

      Bancorp owns or possesses valid and binding licenses and other rights to use all patents, copyrights, trade secrets, trade names, servicemarks, trademarks, computer software and other intellectual property used in its business, if any; Bancorp has not received any notice of conflict with respect thereto that asserts the right of others.

            Section 4.30. Untrue Statements and Omissions.

      No representation or warranty contained in Article IV of this Agreement or in the Schedules attached hereto with respect to information concerning Bancorp contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

            Section 4.31. Reorganization.

      As of the date of this Agreement, Bancorp is not aware of any fact or circumstance that could reasonably be expected to prevent the Combination from qualifying as a "reorganization" within the meaning of Section 368(a) of the Code.

            Section 4.32. Fairness Opinion.

      Prior to the execution of this Agreement, Bancorp received an opinion from Sandler O'Neill & Partners, L.L.P. to the effect that as of the date thereof and based upon and subject to the matters set forth therein, the Exchange Ratio is fair to the shareholders of Bancorp from a financial point of view. Such opinion has not been amended or rescinded as of the date of this Agreement.

                                   ARTICLE V.

                            COVENANTS AND AGREEMENTS

            Section 5.01. Conduct of the Business Prior to the Effective Time.

      During the period from the date of this Agreement to the Effective Time, except as expressly contemplated or permitted by this Agreement (including the Schedules attached hereto), each of Allaire and Bancorp shall, and shall cause each of their respective Subsidiaries to, (i) conduct its business in the ordinary course in all material respects consistent with past practice and, where applicable, prudent banking principles, (ii) use reasonable best efforts to maintain and preserve intact its business organization, employees, goodwill with customers and advantageous business relationships and retain the service of its key officers and key employees, (iii) except as required by law or regulation, take no action that would adversely affect or materially delay the ability of either Allaire or Bancorp to obtain any Consent from any Regulatory Authority or Governmental Entity required for the consummation of the transactions contemplated hereby or to perform its covenants and agreements under this Agreement.

            Section 5.02. Allaire Forbearances.

      During the period from the date of this Agreement to the Effective Time, except as expressly contemplated or permitted by this Agreement, Allaire shall not, and shall not permit any of the Allaire Subsidiaries to, without the prior written consent of Allaire (which consent shall not be unreasonably withheld),
(a) amend, repeal or otherwise modify any provision of its Certificate of Incorporation, By-laws or other formation documents, except as otherwise contemplated hereby; (b) knowingly take any action or knowingly fail to take any action, which action or failure to act is reasonably likely to prevent the Combination from qualifying as a "reorganization" within the meaning of Section 368(a) of the Code; (c) take any action that would materially impede or delay the ability of the Parties to obtain any necessary approvals of any Regulatory Agency or Governmental Entity required for the transactions contemplated by this Agreement; (d) take any action that is intended or is reasonably likely to result in any of its representations or warranties set forth in Article III of this Agreement being or becoming untrue in any material respect at any time prior to the Effective Time, or in any of the conditions to the Combination set forth in Article VII not being satisfied or in a violation of any provision of this Agreement, except, in every case, as may be required by applicable law; (e) take any action that would materially impede or delay the ability of the Parties to obtain any necessary Consents of any Regulatory Agency or Governmental Entity required for the transactions contemplated by this Agreement; or (f) agree to take, make any commitments to take, or adopt any resolutions of its Board of Directors in support of, any of the actions prohibited by this Section 5.03.

            Section 5.03. Bancorp Forbearances.

      During the period from the date of this Agreement to the Effective Time, except as expressly contemplated or permitted by this Agreement, Bancorp shall not, and shall not permit any of the Bancorp Subsidiaries to, without the prior written consent of Allaire (which consent shall not be unreasonably withheld),
(a) amend, repeal or otherwise modify any provision of its Certificate of Incorporation, By-laws or other formation documents, except as otherwise contemplated hereby; (b) knowingly take any action or knowingly fail to take any action, which action or failure to act is reasonably likely to prevent the Combination from qualifying as a "reorganization" within the meaning of Section 368(a) of the Code; (c) take any action that would materially impede or delay the ability of the Parties to obtain any necessary approvals of any Regulatory Agency or Governmental Entity required for the transactions contemplated by this Agreement; (d) take any action that is intended or is reasonably likely to result in any of its representations or warranties set forth in Article IV of this Agreement being or becoming untrue in any material respect at any time prior to the Effective Time, or in any of the conditions to the Combination set forth in Article VII not being satisfied or in a violation of any provision of this Agreement, except, in every case, as may be required by applicable law; (e) take any action that would materially impede or delay the ability of the Parties to obtain any necessary Consents of any Regulatory Agency or Governmental Entity required for the transactions contemplated by this Agreement; or (f) agree to take, make any commitments to take, or adopt any resolutions of its Board of Directors in support of, any of the actions prohibited by this Section 5.03.

                                   ARTICLE VI.

                       ADDITIONAL COVENANTS AND AGREEMENTS

            Section 6.01. Best Efforts; Cooperation.

      Subject to the terms and conditions herein provided, each of the Parties hereto agrees to use its best efforts promptly to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations, or otherwise, including attempting to obtain all necessary Consents, to consummate and make effective, as soon as practicable, the transactions contemplated by this Agreement.

            Section 6.02. Regulatory Matters.

      (a) Bancorp and Allaire shall use their best efforts to cause to be prepared and filed within forty-five (45) days from the date hereof all required applications and filings with the Regulatory Authorities which are necessary for the obtaining of the necessary Consents of the Regulatory Authorities for the consummation of the transactions contemplated herein. Such applications and filings shall be in such form as may be prescribed by the respective Regulatory Authorities and shall contain such information as they may require. The Parties hereto will cooperate with each other and use their best efforts to prepare and execute all documentation, to effect all filings and to obtain all permits, Consents, approvals, rulings and authorizations of the Regulatory Authorities and third parties which are necessary to consummate the transactions contemplated herein. Each of the Parties shall have the right to review and approve in advance, which approval shall not be unreasonably withheld, any filing made with, or written material submitted to, any Regulatory Authority in connection with the transactions contemplated herein.

      (b) Each Party hereto will furnish the other Party with all information concerning itself, its Subsidiaries, directors, trustees, officers, shareholders or stockholders and depositors, as applicable, and such other matters as may be necessary or advisable in connection with any statement or application made by or on behalf of any such Party to any governmental body in connection with the transactions, applications or filings contemplated herein. Upon request, the Parties hereto will promptly furnish each other with copies of written communications received by them or their respective Subsidiaries from, or delivered by any of the foregoing to, any Governmental Entity or Regulatory Authority in respect of the transactions contemplated hereby.

      (c) Each of Allaire and Bancorp shall, and shall cause its Subsidiaries to, use their reasonable best efforts (i) to take, or cause to be taken, all actions necessary, proper or advisable to comply promptly with all legal requirements that may be imposed on such Party or its Subsidiaries with respect to the Combination and, subject to the conditions set forth in Article VII, to consummate the transactions contemplated herein, and (ii) to obtain (and to cooperate with the other Party to obtain) any material consent, authorization, order or approval of, or any exemption by, any Governmental Entity or Regulatory Authority and any other third party that is required to be obtained by Allaire or Bancorp or any of their respective Subsidiaries in connection with the Combination and the other transactions contemplated herein.

      (d) Each of Allaire and Bancorp shall promptly advise the other upon receiving any communication from any Governmental Entity or Regulatory Authority, Consent of which is required for consummation of the transactions contemplated by this Agreement, that causes such Party to believe that there is a reasonable likelihood that any requisite Consent will not be obtained or that the receipt of any such Consent may be materially delayed.

            Section 6.03. Employment and Employee Benefits Matters.

      (a) The Parties acknowledge that nothing in this Agreement shall be construed as (i) constituting an employment agreement between Bancorp or any of its Affiliates and any officer or employee of Allaire or any of the Allaire Subsidiaries or an obligation on the part of Bancorp or any of its Affiliates to employ any such officers or employees, and (ii) constituting an employment agreement between Allaire or any of its Affiliates and any officer or employee of Bancorp or any of the Bancorp Subsidiaries or an obligation on the part of Allaire or any of its Affiliates to employ any such officers or employees.

      (b) Allaire and Bancorp shall honor and assume the liabilities arising out of Allaire's employees' rights in respect of accrued paid time off and time accrued for illness bank and give each employee credit therefor and recognize the tenure of each employee while an employee of Allaire prior to the Closing Date for purposes of determining benefits available to employees under Allaire's or Bancorp's employee benefit plans subsequent to the Closing Date (which will include a waiver of pre-existing condition exclusions for employees and their dependents and recognition of or credit for all deductibles paid by such employees during the current period while in the employ of Allaire). Without limiting the foregoing, Allaire and Bancorp shall provide credit for eligibility, benefit accrual and vesting for all such employees' periods of service with Allaire for purposes of any of Allaire's or Bancorp's employee benefit plans subsequent to the Closing Date, including all qualified and non-qualified retirement or saving programs, vacation, sick leave, holiday and severance benefits. Nothing contained herein shall be construed to or shall create any right to continued employment on the part of any employee of Allaire or alter the "at will" status of any employee of Allaire. After the Closing, Bancorp intends to form a joint committee with equal representatives of Allaire and Bancorp in order to solicit recommendations to management concerning the types of benefits that may be offered to employees of both companies consistent with the types of benefits offered in the industry or marketplace. Until such time as Allaire and Bancorp implement their joint employee benefit plans, the existing employee benefit plans of each respective Party shall remain in effect.

      (c) Subsequent to the Closing Date, Allaire shall continue to comply with the coverage obligations (within the meaning of code Section 4980B and Part 6 of Subtitle B of Title 1 of ERISA) in respect of any former employee of Allaire who is eligible to receive continuation coverage.

            Section 6.04. Indemnification.

      (a) For a period of six (6) years after the Effective Time, Bancorp shall indemnify, defend and hold harmless each Person entitled to indemnification from Allaire (each an "Indemnified Party") against all liability arising out of actions or omissions occurring at or prior to the Effective Time (including, without limitation, transactions contemplated by this Agreement) to the same extent and subject to the conditions set forth in Allaire's Certificate of Incorporation or By-laws, in each case as in effect as of the date hereof.

      (b) Bancorp shall use its best efforts (and Allaire shall cooperate prior to the Effective Time) to maintain in effect for a period of six (6) years after the Effective Time Allaire's existing directors' and officers' liability insurance policy (provided the Bancorp may substitute therefor (i) policies with comparable coverage and amounts containing terms and conditions which are substantially no less advantageous or (ii) with the consent of Allaire (given prior to the Effective Time) any other policy with respect to claims arising from facts or events which occurred prior to the Effective Time and covering persons who are currently covered by such insurance; provided, however, that Bancorp shall not be obligated to make premium payments for such six (6) year period in respect of such policy (or coverage replacing such policy) which exceed, for the portion related to Allaire's directors and officers, 150% of the annual premium payments on Allaire's current policy, as in effect as of the date of this Agreement (the "Maximum Amount"). If the amount of premium that is necessary to maintain or procure such insurance coverage exceeds the Maximum Amount, Bancorp shall use its reasonable efforts to maintain the most advantageous policies of directors' and officers' liability insurance obtainable for a premium equal to the Maximum Amount.

      (c) If Bancorp or any of its successors or assigns shall consolidate with or merge into any other person and shall not be continuing or surviving person of such consolidation or merger, or shall transfer all or substantially all of its assets to any person, then, and in each case, proper provision shall be made so that the successors and assigns of Bancorp shall assume the obligations set forth in this Section 6.04.

            Section 6.05. Registration Statement.

      Bancorp shall use its best efforts to cause the Form S-4 to be filed with the SEC within the forty-five (45) days of the date hereof and shall use its best efforts to cause such Form S-4 to be declared effective under the Securities Act, which Form S-4, at the time it becomes effective, and at the Effective Time, shall in all material respects conform to the requirements of the Securities Act and the general rules and regulations of the SEC promulgated thereunder. The Form S-4 shall include the form of Joint Proxy Statement for the meeting(s) of Bancorp's shareholders and Allaire's stockholders to be held for the purpose of having such shareholders and stockholders vote upon the approval of this Agreement. Allaire will furnish to Bancorp the information required to be included in the Form S-4 with respect to its business and affairs before it is filed with the SEC and again before any amendments are filed. Bancorp shall take all actions required to qualify or obtain exemptions from such qualifications for the Bancorp Common Stock to be issued in connection with the transactions contemplated by this Agreement under applicable "Blue Sky" laws, as appropriate. Bancorp and Allaire also shall submit the Joint Proxy Statement and, if required, the Form S-4 to the FDIC for review and approval

            Section 6.06. Section 16 Matters.

      Prior to the Effective Time, the Boards of Directors of Allaire and Bancorp (or appropriate committees thereof) shall adopt (if necessary) a resolution consistent with the interpretive guidance of the SEC so that the disposition by any officer or director of Allaire, who is a covered Person of Allaire for purposes of Section 16 under the Exchange Act (together with the rules and regulations promulgated thereunder, "Section 16"), of Allaire Common Stock or Allaire Stock Options pursuant to this Agreement and the Combination shall be an exempt transaction for purposes of Section 16.

            Section 6.07. Affiliate and Voting Agreements.

      Allaire shall use its best efforts to cause each director, executive officer and other person who is an "affiliate" (for purposes of Rule 145 under the Securities Act) of Allaire to deliver to Bancorp contemporaneously with the execution of this Agreement,, an Affiliate Agreement in form and substance as set forth at Exhibit B. In addition, each of Allaire and Bancorp shall use its best efforts to cause each of its directors and executive officers to deliver to Bancorp and Allaire contemporaneously with the execution of this Agreement a Voting Agreement in form and substance as set forth at Exhibit A, pursuant to which such director and/or executive officer will agree to vote their shares of Allaire Common Stock or Bancorp Common Stock, as the case may be, in favor of this Agreement and the transactions contemplated hereby. It being understood by the Parties, that in the event any Person required to deliver an Affiliate Agreement or Voting Agreement contemporaneously with the execution hereof does not deliver such agreement, each Party will use its best efforts to cause such Person to do so within ten (10) days of the date of this Agreement.

            Section 6.08. No Other Bids.

      (a) Except with respect to this Agreement and the transactions contemplated hereby, neither Allaire nor Bancorp, nor any investment banker, attorney, accountant or other representative (collectively, "representative") retained by Allaire or Bancorp shall directly or indirectly initiate, solicit, encourage or otherwise facilitate any inquiries or the making of any proposal or offer that constitutes, or may reasonably be expected to lead to, any "takeover proposal" (as defined below) by any other party. Except to the extent necessary to comply with the fiduciary duties of Allaire's Board of Directors or Bancorp's Board of Directors, as the case may be, as advised in writing by counsel to such Board of Directors, neither Allaire nor Bancorp or a representative thereof shall furnish any non-public information that it is not legally obligated to furnish or negotiate or enter into any agreement or contract with respect to any takeover proposal, and shall direct and use its reasonable efforts to cause its representatives not to engage in any of the foregoing, but Allaire or Bancorp may communicate information about such a takeover proposal to its stockholders or shareholders, as the case may be, if and to the extent it is required to do so in order to comply with its legal obligations as advised in writing by counsel. Allaire shall promptly notify Bancorp and Bancorp shall promptly notify Allaire, orally and in writing, in the event that it receives any inquiry or proposal relating to any such transaction. Allaire and Bancorp shall immediately cease and cause to be terminated as of the date of this Agreement any existing activities, discussions or negotiations with any other parties conducted heretofore with respect to any of the foregoing. As used in this Section 6.08, "takeover proposal" shall mean (i) any proposal for a merger or other business combination involving Allaire or any Allaire Subsidiary or for the acquisition of a significant equity interest in Allaire or any Allaire Subsidiary or for the acquisition of a significant portion of the assets or liabilities of Allaire or any Allaire Subsidiary, or (ii) any proposal for a merger or other business combination involving Bancorp or any Bancorp Subsidiary or for the acquisition of a significant equity interest in Bancorp or any Bancorp Subsidiary or for the acquisition of a significant portion of the assets or liabilities of Bancorp or any Bancorp Subsidiary.

      (b) Allaire and Bancorp shall ensure that their representatives are aware of the restrictions described in this Section 6.08 as reasonably necessary to avoid violations thereof. It is understood that any violation of the restrictions set forth in this Section 6.08 by any representative of Allaire or Bancorp, at the direction of or with the consent of Allaire or Bancorp, as the case may be, shall be deemed to be a breach of this Section 6.08 by Allaire or Bancorp, as the case may be.

            Section 6.09. Transaction Expenses of Allaire.

      (a) (i) For planning purposes, Allaire will provide Bancorp with its estimated budget of transaction-related expenses reasonably anticipated to be payable by Allaire in connection with this Agreement and the transactions contemplated hereby based on facts and circumstances then currently known, including the fees and expenses of counsel, accountants, investment bankers and other professionals. Allaire shall use its best efforts to maintain expenses within the budget, provided that in the event the actual facts and circumstances differ from the assumptions upon which the budget is based, then the budget shall be adjusted to reasonably correspond to such change.

            (ii) For planning purposes, Bancorp will provide Allaire with its estimated budget of transaction-related expenses reasonably anticipated to be payable by Bancorp in connection with this Agreement and the transactions contemplated hereby based on facts and circumstances then currently known, including the fees and expenses of counsel, accountants, investment bankers and other professionals. Bancorp shall use its best efforts to maintain expenses within the budget, provided that in the event the actual facts and circumstances differ from the assumptions upon which the budget is based, then the budget shall be adjusted to reasonably correspond to such change.

      (b) Bancorp and Allaire shall agree on all arrangements with respect to the printing and mailing of the Joint Proxy Statement. Each Party shall be responsible for their proportionate expenses with respect to the printing of the Joint Proxy Statement.

      (c) (i) Not later then two (2) business days prior to the Closing Date, Allaire shall provide Bancorp with an accounting of all transaction related expenses incurred by it through the Closing Date, including a good faith estimate of such expenses incurred or to be incurred through the Closing Date but as to which invoices have not yet been submitted. Allaire shall detail any variance of such transaction expenses to the budget provided pursuant to Section 6.09(a)(i).

      (ii) Not later then two (2) business days prior to the Closing Date, Bancorp shall provide Allaire with an accounting of all transaction related expenses incurred by it through the Closing Date, including a good faith estimate of such expenses incurred or to be incurred through the Closing Date but as to which invoices have not yet been submitted. Bancorp shall detail any variance of such transaction expenses to the budget provided pursuant to Section 6.09(a)(ii).

            Section 6.10. Press Releases.

      Bancorp and Allaire agree that they will not issue any press release or other public disclosure related to this Agreement or the transactions contemplated hereby, without first consulting with the other Party as to the timing, form and substance of such disclosures which may relate to the transactions contemplated by this Agreement, provided, however, that nothing contained herein shall prohibit either Party, following notification to the other Party, from making any disclosure which is required by applicable law or regulation.

            Section 6.11. Prior Notice and Approval Before Payment to be Made.

      (a) (i) No payments shall be made by Allaire or any Allaire Subsidiary to any director, officer or employee in accordance with any agreement, contract, plan or arrangement (including, but not limited to, any employment agreement, severance arrangement, stock option, deferred compensation plan, vacation or leave plan or other compensation or benefits program), upon the termination of such agreement, contract, plan or arrangement or upon the termination of employment or service of such recipient with Allaire or an Allaire Subsidiary, except to the extent that such intended payments (i) have been set forth in the Schedules hereto, (ii) with prior written notice to Bancorp of such intended payment, (iii) delivery of a written acknowledgement and release executed by the recipient and Allaire or the Allaire Subsidiary satisfactory to Bancorp in form and substance, and (iv) the written consent of Bancorp.

            (ii) No payments shall be made by Bancorp or any Bancorp Subsidiary to any director, officer or employee in accordance with any agreement, contract, plan or arrangement (including, but not limited to, any employment agreement, severance arrangement, stock option, deferred compensation plan, vacation or leave plan or other compensation or benefits program), upon the termination of such agreement, contract, plan or arrangement or upon the termination of employment or service of such recipient with Bancorp or an Bancorp Subsidiary, except to the extent that such intended payments (i) have been set forth in the Schedules hereto, (ii) with prior written notice to Allaire of such intended payment, (iii) delivery of a written acknowledgement and release executed by the recipient and Bancorp or the Bancorp Subsidiary satisfactory to Allaire in form and substance, and (iv) the written consent of Allaire.

      (b) (i) Prior to the Effective Time, Allaire, with the assistance of its tax accountants, shall determine if any payments made or to be made by Allaire or any of the Allaire Subsidiaries shall constitute an "excess parachute payment" in accordance with Section 280G of the Code, shall furnish Bancorp with a schedule of any non-deductible payments in accordance with Section 280G of the Code, and take such steps as are necessary so that the IRS Forms 1099 and W-2 and related forms shall properly report the non-deductible status of any such payments.

            (ii) Prior to the Effective Time, Bancorp, with the assistance of its tax accountants, shall determine if any payments made or to be made by Bancorp or any of the Bancorp Subsidiaries shall constitute an "excess parachute payment" in accordance with Section 280G of the Code, shall furnish Allaire with a schedule of any non-deductible payments in accordance with Section 280G of the Code, and take such steps as are necessary so that the IRS Forms 1099 and W-2 and related forms shall properly report the non-deductible status of any such payments.

            Section 6.12. NASDAQ SmallCap Market Listing.

      Bancorp shall use its reasonable best efforts to cause the Bancorp Common Stock to be issued in the Combination to be approved for listing on the NASDAQ SmallCap Market, subject to official notice of issuance, as of the Effective Time. It being understood by Bancorp that the listing of the Bancorp Common Stock to be issued in the Combination is a condition precedent to Closing.

            Section 6.13. Current Information on Bancorp.

      During the period from the date of this Agreement to the Effective Time or the time of termination or abandonment of this Agreement, Bancorp will cause one or more of its designated representatives to confer on a regular and frequent basis with representatives of Allaire and to report the general status of the ongoing operations of Bancorp. Bancorp will promptly notify Allaire of any material change in the normal course of business or the operations or the properties of Bancorp or any Bancorp Subsidiary, any governmental complaints, investigations or hearings (or communications indicating that the same may be contemplated) affecting Bancorp or a Bancorp Subsidiary, the institution or the threat of material litigation, claims, threats or causes of action involving Bancorp or any Bancorp Subsidiary, and will keep Allaire fully informed of such events.

            Section 6.14. Current Information on Allaire.

      During the period from the date of this Agreement to the Effective Time or the time of termination or abandonment of this Agreement, Allaire will cause one or more of its designated representatives to confer on a regular and frequent basis with representatives of Bancorp and to report the general status of the ongoing operations of Allaire. Allaire will promptly notify

Bancorp of any material change in the normal course of business or the operations or the properties of Allaire or any Allaire Subsidiary, any governmental complaints, investigations or hearings (or communications indicating that the same may be contemplated) affecting Allaire or any Allaire Subsidiary, the institution or the threat of material litigation, claims, threats or causes of action involving Allaire or any Allaire Subsidiary, and will keep Bancorp fully informed of such events.

            Section 6.15. Access to Information.

      Upon reasonable notice and subject to applicable laws relating to the exchange of information, each of Allaire and Bancorp shall, and shall cause each of its Subsidiaries to, afford to the officers, employees accountants, counsel and other representative of the other, reasonable access, during normal business hours during the period prior to the Effective Time, to all its properties, books, contracts, commitments and records, and, during such period, each Party shall, and shall cause its Subsidiaries to, make available to the other Party
(i) a copy of each report, schedule, registration statement and other document filed or received by it during such period pursuant to the requirements of federal securities laws or federal or state banking laws (other than reports or documents that such Party is not permitted to disclose under applicable law) and
(ii) all other information concerning its business, properties and personnel as the other may reasonably request. Neither Allaire nor Bancorp nor any of their Subsidiaries shall be required to provide access to or to disclose information where such access or disclosure would jeopardize the attorney-client privilege of such Party or its Subsidiaries or contravene any law, rule, regulation, order, judgment, decree, fiduciary duty or binding agreement entered into prior to the date of this Agreement. The Parties shall make appropriate substitute disclosure arrangements under circumstances in which the restrictions of the preceding sentence apply.

            Section 6.16. Access to Properties; Personnel and Records; Systems
                          Integration.

      (a) (i) For so long as this Agreement shall remain in effect, Allaire and the Allaire Subsidiaries shall permit Bancorp or its agents full access; during normal business hours, to the properties of Allaire and the Allaire Subsidiaries, and shall disclose and make available (together with the right to copy) to Bancorp and to its internal auditors, loan review officers, attorneys, accountants and other representatives, all books, papers and records relating to the assets, stock, properties, operations, obligations and liabilities of Allaire or the Allaire Subsidiaries, including all books of account (including the general ledger), Tax records, minute books of directors' and stockholders' meetings, organizational documents, By-laws, contracts and agreements, filings with any regulatory agency, examination reports, correspondence with regulatory or taxing authorities, documents relating to assets, titles, abstracts, appraisals, consultant's reports, plans affecting employees, securities transfer records and stockholder lists, and any other assets, business activities or prospects in which Bancorp may have a reasonable interest, and Allaire and the Allaire Subsidiaries shall use their reasonable best efforts to provide Bancorp and its representatives access to the work papers of Allaire's accountants. Allaire and the Allaire Subsidiaries shall not be required to provide access to or to disclose information where such access or disclosure would violate or prejudice the rights of any customer, would contravene any law, rule, regulation, order or judgment or would violate any confidentiality agreement; provided, however, that Allaire and the Allaire Subsidiaries shall cooperate with

Bancorp in seeking to obtain Consents from appropriate parties under whose rights or authority access is otherwise restricted. The foregoing rights granted to Bancorp shall not, whether or not and regardless of the extent to which the same are exercised, affect the representations and warranties made in this Agreement by Allaire.

            (ii) For so long as this Agreement shall remain in effect, Bancorp and the Bancorp Subsidiaries shall permit Allaire or its agents full access; during normal business hours, to the properties of Bancorp and the Bancorp Subsidiaries, and shall disclose and make available (together with the right to copy) to Allaire and to its internal auditors, loan review officers, attorneys, accountants and other representatives, all books, papers and records relating to the assets, stock, properties, operations, obligations and liabilities of Bancorp or the Bancorp Subsidiaries, including all books of account (including the general ledger), Tax records, minute books of directors' and shareholders' meetings, organizational documents, By-laws, contracts and agreements, filings with any regulatory agency, examination reports, correspondence with regulatory or taxing authorities, documents relating to assets, titles, abstracts, appraisals, consultant's reports, plans affecting employees, securities transfer records and shareholder lists, and any other assets, business activities or prospects in which Allaire may have a reasonable interest, and Bancorp and the Bancorp Subsidiaries shall use their reasonable best efforts to provide Allaire and its representatives access to the work papers of Bancorp's accountants. Bancorp and the Bancorp Subsidiaries shall not be required to provide access to or to disclose information where such access or disclosure would violate or prejudice the rights of any customer, would contravene any law, rule, regulation, order or judgment or would violate any confidentiality agreement; provided, however, that Bancorp and the Bancorp Subsidiaries shall cooperate with Allaire in seeking to obtain Consents from appropriate parties under whose rights or authority access is otherwise restricted. The foregoing rights granted to Allaire shall not, whether or not and regardless of the extent to which the same are exercised, affect the representations and warranties made in this Agreement by Bancorp.

      (b) (i) From and after the date hereof, Allaire shall cause its directors, officers and employees to, and shall make all reasonable efforts to cause Allaire's data processing service providers to, cooperate and assist Bancorp in connection with an electronic and systematic conversion of all applicable data regarding Allaire to an agreed upon system by Allaire and MCBNA of electronic data processing.

            (ii) From and after the date hereof, Bancorp shall cause its directors, officers and employees to, and shall make all reasonable efforts to cause Bancorp's data processing service providers to, cooperate and assist Allaire in connection with an electronic and systematic conversion of all applicable data regarding Bancorp to an agreed upon system by Allaire and MCBNA of electronic data processing.

      (c) No investigation by either of the Parties or their respective representative, under this Section 6.16 or any other provision of this Agreement, shall affect the representations and warranties of the other set forth in this Agreement.


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

            Section 6.17. Confidentiality of Information.

      All information furnished by the Parties hereto pursuant to this Agreement shall be treated as the sole property of the Party providing such information until the consummation of the Combination contemplated hereby and, if such transaction shall not occur, the Party receiving the information shall return to the Party which furnished such information, all documents or other materials containing, reflecting or referring to such information, shall use its best efforts to keep confidential all such information, and shall not directly or indirectly use such information for any competitive or other commercial purposes. The obligation to keep such information confidential shall continue indefinitely but shall not apply to (a) any information which (i) the Party receiving the information was already in possession of prior to disclosure thereof by the Party furnishing the information, (ii) was then available to the public, or (iii) became available to the public through no fault of the Party receiving the information; or (b) disclosures pursuant to a legal requirement or in accordance with an order of a court of competent jurisdiction or regulatory agency; provided, however, the Party which is the subject of any such legal requirement or order shall use its best efforts to give the other Party at least ten (10) business days' prior notice thereof. Each Party hereto acknowledges and agrees that a breach of any of its obligations under this Section 6.17 would cause the other Party irreparable harm for which there is no adequate remedy at law, and that, accordingly, each Party is entitled to injunctive and other equitable relief for the enforcement thereof in addition to damages or any other relief available at law. Without the consent of the other Party, neither Party shall not use information furnished to such Party other than for the purposes of the transactions contemplated hereby.

            Section 6.18. Notice of Deadlines.

      (a) Schedule 6.18(a) lists the deadlines for extensions or terminations occurring in 2004 of any material leases, agreements or licenses (including specifically real property leases and data processing agreements) to which Allaire or any Allaire Subsidiary is a party.

      (b) Schedule 6.18(b) lists the deadlines for extensions or terminations occurring in 2004 of any material leases, agreements or licenses (including specifically real property leases and data processing agreements) to which Bancorp or any Bancorp Subsidiary is a party.

            Section 6.19. Maintenance of Properties; Certain Remediation and
                          Capital Improvements.

      Allaire and the Allaire Subsidiaries will maintain their respective properties and assets in satisfactory condition and repair for the purposes for which they are intended, ordinary wear and tear excepted. Bancorp and the Bancorp Subsidiaries will maintain their respective properties and assets in satisfactory condition and repair for the purposes for which they are intended, ordinary wear and tear excepted.

            Section 6.20. Compliance Matters.

      Prior to the Effective Time of the Combination, each Party shall take, or cause to be taken, all steps reasonably requested by the other Party to cure any deficiencies in regulatory compliance by such Party or any of its Subsidiaries; provided, however, neither Party shall be


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

responsible for discovering or have any obligation to disclose the existence of such defects to the other Party nor shall it have any liability resulting from such deficiencies or attempts to cure them.

            Section 6.21. Approval of Stockholders and Shareholders.

      Bancorp and Allaire will take all steps necessary under applicable laws to call, give notice of, convene and hold one or more meetings of their respective shareholders and stockholders at such time(s) as may be mutually agreed to by the Parties for the purpose of approving this Agreement and the transactions contemplated hereby and for such other purposes consistent with the complete performance of this Agreement as may be necessary or desirable. The Board of Directors of Allaire will recommend to its stockholders and the Board of Directors of Bancorp will recommend to its shareholders the approval of this Agreement and the transactions contemplated hereby and Bancorp and Allaire will use their reasonable best efforts to obtain the necessary approvals by their respective shareholders and stockholders of this Agreement and the transactions contemplated hereby.

            Section 6.22. Registration of Bancorp Common Stock related to
                          Assumed Options.

      As soon as practicable after the Effective Time, Bancorp shall register pursuant to a registration statement on Form S-8, the shares of Bancorp Common Stock subject to issuance upon the exercise of Allaire Stock Options exchanged in accordance with Section 1.05.

            Section 6.23. Notification of Certain Matters.

      Each Party shall give prompt notice to the other of (a) any event, condition, change, occurrence, act or omission which causes any of its representations hereunder to cease to be true in all material respects (or, with respect to any such representation which is qualified as to materiality, causes such representation to cease to be true in all respects); and (b) any event, condition, change, occurrence, act or omission which individually or in the aggregate has, or which, so far as reasonably can be foreseen at the time of its occurrence, is reasonably likely to have, a Material Adverse Effect on such Party. Each of Allaire and Bancorp shall give prompt notice to the other Party of any notice or other communication from any third party alleging that the Consent of such third party is or may be required in connection with the transactions contemplated by this Agreement. No such notification shall affect the representations, warranties, covenants or agreements of the Parties (or remedies with respect thereto) or the conditions to the obligations of the Parties under this Agreement. A failure to comply with this Section 6.23 shall not constitute the failure of any condition set forth in Article VII to be satisfied unless the underlying Material Adverse Effect of such failure would result in the failure of a condition set forth in Article VII to be satisfied.


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

                                  ARTICLE VII.

                              CONDITIONS PRECEDENT

            Section 7.01. Conditions to Each Party's Obligation to Effect the
                          Combination.

      The respective obligations of the Parties to effect the Combination shall be subject to the satisfaction at or prior to the Effective Time of the following conditions:

      (a) Shareholder and Stockholder Approval.

      This Agreement shall have been approved and adopted by the requisite affirmative vote of the holders of Allaire Common Stock entitled to vote thereon and by the requisite affirmative vote of the holders of Bancorp Common Stock entitled to vote thereon.

      (b) NASDAQ SmallCap Listing.

      The shares of Bancorp Common Stock to be issued to the holders of Allaire Common Stock upon consummation of the Combination shall have been authorized for listing on the NASDAQ SmallCap Market, subject to official notice of issuance.

      (c) Regulatory Approvals.

      All Requisite Regulatory Approvals and other Consents required to consummate the transactions contemplated by this Agreement, including the Combination, shall have been obtained and shall remain in full force and effect, and all statutory waiting periods in respect thereof shall have expired.

      (d) Form S-4.

      The Form S-4 shall have become effective under the Securities Act and no stop order suspending the effectiveness of the Form S-4 shall have been issued and no proceedings for that purpose shall have been initiated or threatened by the SEC or FDIC. Bancorp shall have received all state securities laws, or "Blue Sky" permits or other authorizations, or confirmations as to the availability of exemptions from registration requirements, as may be necessary to issue the Bancorp Common Stock pursuant to the terms of this Agreement.

      (e) Stock Split.

      The Stock Split contemplated by Section 1.09 shall have been effectuated as provided therein.


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

      (f) No Injunctions or Restraints; Illegality.

      No order, injunction or decree issued by any Governmental Entity of competent jurisdiction or other legal restraint or prohibition (an "Injunction") preventing the consummation of the Combination or any of the other transactions contemplated by this Agreement shall be in effect. No statute rule, regulation, order, Injunction or decree shall have been enacted, entered, promulgated or enforced by any Governmental Entity that prohibits or makes illegal the consummation of the Combination.

      (g) Name Change of Bancorp to Central Jersey Bancorp.

      Bancorp's Certificate of Incorporation will be amended to change Bancorp's name to "Central Jersey Bancorp."

      (h) Application for Name Change of MCBNA to "Central Jersey Bank, National Association."

      Subject to the rules and regulations of the OCC and any other applicable Regulatory Authority, MCBNA shall have filed with the OCC and such other applicable Regulatory Authority such documentation a is necessary and required to change its name to "Central Jersey Bank, National Association," or such other name agreed to by the Parties, after the Closing Date but before the Bank Merger. It is understood that such filings will be made as soon as practicable after the execution of this Agreement.

      (i) The Bank Merger.

      Subject to the rules and regulations of the OCC and any other applicable Regulatory Authority, the Parties will take all actions that may be taken before the Closing Date to effectuate the Bank Merger after the Closing Date.

            Section 7.02. Conditions to Obligations of Bancorp.

      The obligation of Bancorp to consummate the Combination is also subject to the satisfaction by Allaire, or waiver by Bancorp, at or prior to the Effective Time, of the following conditions:

      (a) Representations and Warranties.

      The representations and warranties of Allaire set forth in this Agreement and in any certificate or document delivered pursuant hereto shall be true and correct in all material respects as of the date of this Agreement and as of all times up to and including the Effective Time as though made on and as of the Effective Time, except that representations and warranties are by their express provisions made as of a specified date shall be true and correct as of such date. Bancorp shall have received a certificate signed on behalf of Allaire by the Chief Executive Officer or the Chief Financial Officer of Allaire to the foregoing effect.

      (b) Performance of Obligations of Allaire.

      Allaire shall have performed in all material respects all covenants, obligations and agreements required to be performed by it under this Agreement at or prior to the Closing Date. Bancorp shall have received a certificate signed on behalf of Allaire by the Chief Executive Officer or the Chief Financial Officer of Allaire to such effect.

      (c) Opinion of Counsel.

      Bancorp shall have received an opinion of counsel from Frieri Conroy & Lombardo, LLC, counsel to Allaire, satisfactory to Bancorp and its counsel, dated as of the Effective Time, to the effect set forth in Exhibit C hereof.

      (d) Consents Under Agreements.

      Allaire shall have obtained the Consent or approval of each Person (other than the Consents of the Regulatory Authorities) whose Consent or approval shall be required under any loan or credit agreement, note, mortgage, indenture, lease, license, or other agreement or instrument relating to Allaire, except those for which failure to obtain such Consents and approvals would not in the opinion of Bancorp, individually or in the aggregate, have a Material Adverse Effect on Allaire or upon the consummation of the transactions contemplated by this Agreement.

      (e) Material Condition.

      There shall not be any action taken, or any statute, rule, regulation or order enacted, entered, enforced or deemed applicable to the Combination by any Regulatory Authority which, in connection with the grant of any Consent by any Regulatory Authority, imposes, in the judgment of Bancorp, any material adverse requirement upon Bancorp or any of the Bancorp Subsidiaries, including, without limitation, any requirement that Bancorp sell or dispose of any significant amount of the assets of Bancorp.

      (f) Certification of Claims.

      Allaire shall have delivered a certificate to Bancorp that Allaire is not aware of any pending or threatened claim under the directors and officers insurance policy or the fidelity bond coverage of Allaire.

      (g) Dissenting Shares.

      No more than 2% of the issued and outstanding shares of Allaire Common Stock shall be Dissenting Allaire Shares (as defined in Section 2.03) and no more than 2% of the issued and outstanding shares of Bancorp Common Stock shall be Dissenting Bancorp Shares (as defined in Section 2.04).


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

      (h) Affiliate Agreements.

      The Affiliate Agreement delivered by each director and executive officer of Allaire in connection with the execution of this Agreement, shall remain in full force and effect.

            Section 7.03. Conditions to Obligations of Allaire.

      The obligation of Allaire to consummate the Combination is also subject to the satisfaction by Bancorp, or waiver by Allaire, at or prior to the Effective Time, of the following conditions:

      (a) Representations and Warranties.

      The representations and warranties of Bancorp set forth in this Agreement and in any certificate or document delivered pursuant hereto shall be true and correct in all material respects as of the date of this Agreement and as of all times up to and including the Effective Time as though made on and as of the Effective Time, except that representations and warranties are by their express provisions made as of a specified date shall be true and correct as of such date. Allaire shall have received a certificate signed on behalf of Bancorp by the Chief Executive Officer or the Chief Financial Officer of Bancorp to the foregoing effect.

      (b) Performance of Obligations of Bancorp.

      Bancorp shall have performed in all material respects all covenants, obligations and agreements required to be performed by it under this Agreement at or prior to the Closing Date. Allaire shall have received a certificate signed on behalf of Bancorp by the Chief Executive Officer or the Chief Financial Officer of Bancorp to such effect.

      (c) Opinions of Counsel.

      Allaire shall have received an opinion of counsel from Giordano, Halleran & Ciesla, P.C., counsel to Bancorp, satisfactory to Allaire and its counsel, dated as of the Effective Time, to the effect set forth in Exhibit D hereof. In addition, Allaire shall have received an opinion of counsel from Giordano, Halleran & Ciesla, P.C., counsel to Bancorp, satisfactory to Allaire and its counsel, that the exchange of the shares of Bancorp Common Stock for the shares of Allaire Common Stock as a result of the Combination shall be a Tax free exchange.

      (d) Consents Under Agreements.

      Bancorp shall have obtained the Consent or approval of each Person (other than the Consents of the Regulatory Authorities) whose Consent or approval shall be required under any loan or credit agreement, note, mortgage, indenture, lease, license, or other agreement or instrument relating to Bancorp, except those for which failure to obtain such Consents and approvals would not in the opinion of Allaire, individually or in the aggregate, have a Material Adverse Effect on Bancorp or upon the consummation of the transactions contemplated by this Agreement.


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

      (e) Material Condition.

      There shall not be any action taken, or any statute, rule, regulation or order enacted, entered, enforced or deemed applicable to the Combination by any Regulatory Authority which, in connection with the grant of any Consent by any Regulatory Authority, imposes, in the judgment of Allaire, any material adverse requirement upon Allaire or any of the Allaire Subsidiaries, including, without limitation, any requirement that Allaire sell or dispose of any significant amount of the assets of Allaire.

      (f) Certification of Claims.

      Bancorp shall have delivered a certificate to Allaire that Bancorp is not aware of any pending or threatened claim under the directors and officers insurance policy or the fidelity bond coverage of Bancorp.

      (g) Dissenting Shares.

      No more than 2% of the issued and outstanding shares of Allaire Common Stock shall be Dissenting Allaire Shares (as defined in Section 2.03) and no more than 2% of the issued and outstanding shares of Bancorp Common Stock shall be Dissenting Bancorp Shares (as defined in Section 2.04).

                                  ARTICLE VIII.

                        TERMINATION, WAIVER AND AMENDMENT

            Section 8.01. Termination.

      This Agreement may be terminated and the Combination abandoned at any time prior to the Effective Time, whether before or after approval of the matters presented in connection with the Combination by the stockholders of Allaire or the shareholders of Bancorp:

      (a) by the mutual consent in writing of the Board of Directors of Bancorp and the Board of Directors Allaire, if the Board of Directors of each so determines by a vote of a majority of the members of its respective entire Board of Directors; or

      (b) by the Board of Directors of Bancorp or the Board of Directors Allaire if the Combination shall not have occurred on or prior to December 31, 2004; provided, however, that the failure to consummate the Combination on or before such date is not caused by any breach of any of the representations, warranties, covenants or other agreements contained herein by the Party electing to terminate pursuant to this Section 8.01(b); or

      (c) by the Board of Directors of Bancorp or the Board of Directors Allaire (provided that the terminating Party is not then in breach of any representation or warranty contained in this Agreement under the applicable standard set forth in Section 9.02 of this Agreement or in breach of any covenant or agreement contained in this Agreement) in the event of an inaccuracy of any representation or warranty of the other Party contained in this Agreement which cannot be or has not been cured within thirty (30) days after the giving of written notice to the breaching Party of such inaccuracy and which inaccuracy would provide the terminating Party the ability to refuse to consummate the Combination under the applicable standard set forth in Section 9.02 of this Agreement; or

      (d) by the Board of Directors of Bancorp or the Board of Directors of Allaire (provided that the terminating Party is not then in breach of any representation or warranty contained in this Agreement under the applicable standard set forth in Section 9.02 of this Agreement or in breach of any covenant or agreement contained in this Agreement) in the event of a material breach by the other Party of any covenant or agreement contained in this Agreement which cannot be or has not been cured within thirty (30) days after the giving of written notice to the breaching Party of such breach; or

      (e) by the Board of Directors of Bancorp or the Board of Directors of Allaire in the event (i) any Consent of any Regulatory Authority required for consummation of the Combination and the other transactions contemplated hereby shall have been denied by final nonappealable action of such authority or if any action taken by such authority is not appealed within the time limit for appeal, or (ii) the stockholders of Allaire or the shareholders of Bancorp fail to vote their approval of this Agreement and the Combination and the transactions contemplated hereby as required by applicable law at their respective meetings where the transactions were presented to such stockholders or shareholders for approval and voted upon; or

      (f) by the Board of Directors of Bancorp, (i) if Allaire fails to hold its stockholder meeting to vote on the Agreement within sixty (60) days of the Form S-4 being declared effective by the SEC, except in the event such delay is caused by the FDIC or other Regulatory Authority and provided Allaire has been provided adequate notice of such declaration from Bancorp or its counsel, or
(ii) if Allaire's Board of Directors either (A) fails to recommend, or fails to continue its recommendation, that the stockholders of Allaire vote in favor of the adoption of this Agreement, or (B) modifies, withdraws or changes in any manner adverse to Bancorp its recommendation that the stockholders of Allaire vote in favor of the adoption of this Agreement; or

      (g) by the Board of Directors of Allaire, (i) if Bancorp fails to hold its shareholder meeting to vote on the Agreement within sixty (60) days of the Form S-4 being declared effective by the SEC, except in the event such delay is caused by the FDIC or other Regulatory Authority, or (ii) if Bancorp's Board of Directors either (A) fails to recommend, or fails to continue its recommendation, that the shareholders of Bancorp vote in favor of the adoption of this Agreement, or (B) modifies, withdraws or changes in any manner adverse to Allaire its recommendation that the shareholders of Bancorp vote in favor of the adoption of this Agreement; or

      (h) (i) by the Board of Directors of Allaire, in the event the Board of Directors, after receipt of the written legal opinion from counsel detailing that such action of accepting such Acquisition Transaction (as defined below) and terminating this Agreement is required in order for the Board of Directors to comply with its fiduciary duties under applicable laws of the State of New Jersey; or


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

            (ii) by the Board of Directors of Bancorp, in the event the Board of Directors, after receipt of the written legal opinion from counsel detailing that such action of accepting such Acquisition Transaction and terminating this Agreement is required in order for the Board of Directors to comply with its fiduciary duties under applicable laws of the State of New Jersey.

      "Acquisition Transaction" shall, (i) with respect to Allaire, mean any of the following: (a) a merger or consolidation, or any similar transaction (other than the Combination) of any company with either Allaire or an Allaire Subsidiary, (b) a purchase, lease or other acquisition of all or substantially all the assets of Allaire, (c) a purchase or other acquisition of "beneficial ownership" by any "person" or "group" (as such terms are defined in Section 13(d)(3) of the Exchange Act) (including by way of merger, consolidation, share exchange, or otherwise) which would cause such person or group to become the beneficial owner of securities representing twenty-five percent (25%) or more of the voting power of Allaire, or (d) a tender or exchange offer to acquire securities representing twenty-five percent (25%) or more of the voting power of Allaire, and (ii) with respect to Bancorp, mean any of the following: (a) a merger or consolidation, or any similar transaction (other than the Combination) of any company with either Bancorp or a Bancorp Subsidiary, (b) a purchase, lease or other acquisition of all or substantially all the assets of Bancorp,
(c) a purchase or other acquisition of "beneficial ownership" by any "person" or "group" (as such terms are defined in Section 13(d)(3) of the Exchange Act) (including by way of merger, consolidation, share exchange, or otherwise) which would cause such person or group to become the beneficial owner of securities representing twenty-five percent (25%) or more of the voting power of Bancorp, or (d) a tender or exchange offer to acquire securities representing twenty-five percent (25%) or more of the voting power of Bancorp.

            Section 8.02. Effective of Termination; Termination Fee.

      In the event of the termination and abandonment of this Agreement pursuant to Section 8.01 of this Agreement, this Agreement shall terminate and have no effect, except as otherwise provided herein and except that the provisions of
Section 6.17, Section 9.06 and this Section 8.02 shall survive any such termination and abandonment.

      If, after the date of this Agreement, Allaire terminates this Agreement in accordance with Section 8.01(h)(i), then immediately upon any such termination and in addition to any other rights and remedies of Bancorp, Allaire shall pay Bancorp a cash amount of $1,500,000 as an agreed-upon termination fee plus reimbursement to Bancorp for its expenses incurred in negotiation and pursuit of this Agreement and the transactions contemplated hereunder, including, but not limited to, fees and expenses of its attorneys, investment advisors, accountants and related professionals and costs associated with such transaction (collectively, the "Termination Fee").

      If, after the date of this Agreement, Bancorp terminates this Agreement in accordance with Section 8.01(h)(ii), then immediately upon any such termination and in addition to any other rights and remedies of Allaire, Bancorp shall pay Allaire the Termination Fee.

      Allaire and Bancorp agree that the Termination Fee is fair and reasonable in the circumstances. If a court of competent jurisdiction shall nonetheless, by a final, nonappealable


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

judgment, determine that the amount of any such Termination Fee exceeds the maximum amount permitted by law, then the amount of such Termination Fee shall be reduced to the maximum amount permitted by law in the circumstances, as determined by such court of competent jurisdiction.

            Section 8.03. Amendments.

      To the extent permitted by law, this Agreement may be amended by a subsequent writing signed by each of Bancorp and Allaire.

            Section 8.04. Waivers.

      Prior to or at the Effective Time of the Combination, Bancorp, on the one hand, and Allaire, on the other hand, shall have the right to waive any default in the performance of any term of this Agreement by the other, to waive or extend the time for the compliance or fulfillment by the other of any and all of the other's obligations under this Agreement and to waive any or all of the conditions to its obligations under this Agreement, except any condition, which, if not satisfied, would result in the violation of any law or any applicable governmental regulation.

            Section 8.05. Non-Survival of Representations, Warranties and Covenants.

      The representations, warranties, covenants or agreements in this Agreement or in any instrument delivered by Bancorp or Allaire shall not survive the Effective Time, except for those set forth in Sections 1.10, 6.03, 6.04 and 6.17, and any representation, warranty or agreement in any agreement, contract, report, opinion, undertaking or other document or instrument delivered hereunder in whole or in part by any Person other than Bancorp or Allaire (or directors and officers thereof in their capacities as such) shall survive the Effective Time; provided, however, that no representation or warranty of Bancorp or Allaire contained herein shall be deemed to be terminated or extinguished so as to deprive Bancorp, on the one hand, and Allaire, on the other hand, of any defense at law or in equity which any of them otherwise would have to any claim against them by any Person, including, without limitation, any shareholder or former shareholder of either Party. No representation or warranty in this Agreement shall be affected or deemed waived by reason of the fact that Bancorp or Allaire and/or its representatives knew or should have known that any such representation or warranty was, is, might be or might have been inaccurate in any respect.

                                   ARTICLE IX.

                                  MISCELLANEOUS

            Section 9.01. Closing.

      On the terms and subject to conditions set forth in this Agreement, the closing of the Combination (the "Closing") shall take place at 10:00 a.m. on a date and at a place to be specified by the Parties, which date shall be no later than five (5) business days after the satisfaction or waiver (subject to applicable law) of the latest to occur of the conditions set forth


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

in Article VII (other than those conditions that by their nature are to be satisfied or waived at the Closing), unless extended by mutual agreement of the Parties (the "Closing Date").

            Section 9.02. Standard.

      No representation or warranty of Allaire contained in Article III or of Bancorp contained in Article IV shall be deemed untrue or incorrect for any purpose under this Agreement, and no Party hereto shall be deemed to have breached a representation or warranty for any purpose under this Agreement, in any case as a consequence of the existence or absence of any fact, circumstance or event unless such fact, circumstance or event, individually or when taken together with all other facts, circumstances or events inconsistent with any representations or warranties contained in Article III, in the case of Allaire, or Article IV, in the case of Bancorp, has had or would be reasonably likely to have a Material Adverse Effect with respect to Allaire or Bancorp, respectively (disregarding for purposes of this Section 9.02 any materiality or Material Adverse Effect qualification contained in any representations or warranties).

            Section 9.03. Entire Agreement.

      This Agreement, the Confidentiality Agreement dated as of May 4, 2004 between the Parties and the documents referred to herein contain the entire agreement among Bancorp and Allaire with respect to the transactions contemplated hereunder and this Agreement supersedes all prior arrangements or understandings with respect thereto, whether written or oral, except for the terms of the Confidentiality Agreement.

            Section 9.04. Notices.

      All notices or other communications which are required or permitted hereunder shall be in writing and sufficient if delivered personally, sent by commercial overnight courier with written verification of receipt, mailed by first class or registered or certified mail, postage prepaid, or sent by telegram or telex or other facsimile transmission (with confirmation of receipt) addressed as follows:

      If to Allaire:

           Allaire Community Bank
           2200 Highway 35
           Sea Girt, New Jersey 08750
           Fax: (732) 292-1240
           Attention: George Callas, Chairman
                      Carl F. Chirico, President and CEO


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

      With a copy to:

           Frieri Conroy & Lombardo, LLC
           777 Walnut Avenue
           Cranford, New Jersey 07016
           Fax: (908) 653-9101
           Attention: Donna M. Conroy, Esq.

      If to Bancorp:

           Monmouth Community Bancorp
           627 Second Avenue
           Long Branch, New Jersey 07740
           Fax: (732) 571-1037
           Attention: James S. Vaccaro, Chairman and CEO

      With a copy to:

           Giordano, Halleran & Ciesla, PC
           125 Half Mile Road
           P.O. Box 190 Middletown, New Jersey 07748
           Fax: (732) 224-6599
           Attention: Paul T. Colella, Esq.

      All such notices or other communications shall be deemed to have been delivered (i) upon receipt when delivery is made by hand or by overnight courier, (ii) on the third (3rd) business day after deposit in the United States mail when delivery is made by first class, registered or certified mail, and
(iii) upon transmission when made by telegram, telex or other facsimile transmission if evidenced by a sender transmission completed confirmation.

            Section 9.05. Severability.

      If any term, provision, covenant or restriction contained in this Agreement is held by a court of competent jurisdiction or other competent authority to be invalid, void or unenforceable or against public or regulatory policy, the remainder of the terms, provisions, covenants and restrictions contained in this Agreement shall remain in full force and effect and in no way shall be affected, impaired or invalidated, if, but only if, pursuant to such remaining terms, provisions, covenants and restrictions the Combination may be consummated in substantially the same manner as set forth in this Agreement as of the later of the date this Agreement was executed or last amended.

            Section 9.06. Costs and Expenses.

      Expenses incurred by Allaire on the one hand and Bancorp on the other hand, in connection with or related to the authorization, preparation and execution of this Agreement, the solicitation of stockholder or shareholder approval and all other matters related to the Closing of the transactions contemplated hereby, including all fees and expenses of agents, representatives,


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

counsel and accountants employed by either such Party or its Affiliates, shall be shared equally by the Parties in the event of a termination of this Agreement for any reason other than those set forth in Section 8.02.

            Section 9.07. Captions.

      The captions as to contents of particular articles, sections or paragraphs contained in this Agreement and the table of contents hereto are inserted only for convenience and are in no way to be construed as part of this Agreement or as a limitation on the scope of the particular articles, sections or paragraphs to which they refer.

            Section 9.08. Counterparts.

      This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same document with the same force and effect as though all Parties had executed the same document.

            Section 9.09. Persons Bound; No Assignment; No Third-Party Beneficiaries.

      This Agreement shall be binding upon and shall inure to the benefit of the Parties hereto and their respective successors and assigns, but notwithstanding the foregoing, this Agreement may not be assigned by any Party hereto, by operation of law or otherwise, unless the prior written consent of the other Party is first obtained. Except as specifically provided herein, this Agreement (including the documents and instruments referred to in this Agreement) is not intended to and does not confer upon any Person other than the Parties hereto any rights or remedies under this Agreement.

            Section 9.10. Governing Law.

      This Agreement is made and shall be governed by and construed in accordance with the laws of the State of New Jersey (without respect to its conflicts of laws principles) except to the extent federal law may apply.

            Section 9.11. Recitals, Exhibits and Schedules.

      Each of the recitals set forth on the introductory pages of this Agreement and each of the Exhibits and Schedules attached hereto is an integral part of this Agreement and shall be applicable as if set forth in full.

            Section 9.12. Waiver.

      The waiver by any Party of the performance of any agreement, covenant, condition or warranty contained herein shall not invalidate this Agreement, nor shall it be considered a waiver of any other agreement, covenant, condition or warranty contained in this Agreement. A waiver by either Party of the time for performing any act shall not be deemed a waiver of the time for performing any other act or an act required to be performed at a later time. The exercise of any remedy provided by law, equity or otherwise and the provisions in this Agreement for any remedy shall not exclude any other remedy unless it is expressly excluded. The waiver of any


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provision of this Agreement must be signed by the Party or Parties against whom enforcement of the waiver is sought. This Agreement and any Exhibit, memorandum or Schedule hereto or delivered in connection herewith may be amended only by a writing signed on behalf of each Party hereto.

            Section 9.13. Construction of Terms.

      Whenever used in this Agreement, the singular number shall include the plural and the plural the singular. Pronouns of one gender shall include all genders. Accounting terms used and not otherwise defined in this Agreement shall have the meanings determined by, and all calculations with respect to accounting or financial matters unless otherwise provided for herein, shall be computed in accordance with GAAP, consistently applied. References herein to articles, sections, paragraphs, subparagraphs or the like shall refer to the corresponding articles, sections, paragraphs, subparagraphs or the like of this Agreement. The words "hereof," "herein," and terms of similar import shall refer to this entire Agreement. Unless the context clearly requires otherwise, the use of the terms, "including," "included," "such as," or terms of similar meaning, shall not be construed to imply the exclusion of any other particular elements.

            Section 9.14. Representations and Warranties.

      Each Party has the authority to make the representations and warranties made by the Party on behalf of any Subsidiary thereof.

      IN WITNESS WHEREOF, Allaire and Bancorp have caused this Agreement to be executed by their respective officers thereunto duly authorized as of the date first written above.


ATTEST:                                    ALLAIRE COMMUNITY BANK

/s/ Robert S. Vuono                    By: /s/ Carl F. Chirico
-------------------                        ------------------------------------
                                     Name: Carl F. Chirico
                                    Title: President and Chief Executive Officer


ATTEST:                                    MONMOUTH COMMUNITY BANCORP

/s/ Anthony Giordano, III              By: /s/ James S. Vaccaro
-------------------------                  ------------------------------------
                                     Name: James S. Vaccaro
                                    Title: Chairman and Chief Executive Officer


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